Filed pursuant to Rule 424(b)(3)
Registration No. 333-295780

PROSPECTUS

Apollo Debt Solutions BDC

Offer to Exchange

$300,532,000 aggregate principal amount of 6.550% Notes due 2032

For

$300,532,000 aggregate principal amount of 6.550% Notes due 2032 registered under the Securities Act of 1933, as amended

Apollo Debt Solutions BDC (the “Company,” “we,” “us,” or “our”) is offering to exchange all of its outstanding 6.550% Notes due 2032 that were issued in transactions not requiring registration under the 1933 Act on January 16, 2025 and May 7, 2026 (the “Restricted Notes”), for an equal aggregate principal amount of its new 6.550% Notes due 2032 (the “Exchange Notes”) that have been registered with the Securities and Exchange Commission (the “SEC”) under the 1933 Act. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”

If you participate in the exchange offer, you will receive Exchange Notes for your Restricted Notes that are validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 11:59 p.m., New York City time, on July 15, 2026, unless extended.

We will exchange all Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for the Exchange Notes. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Exchange Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:

Apollo Debt Solutions BDC

9 West 57th Street,

New York, NY 10019

(212) 515-3200

To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 11:59 p.m., New York City time, on July 15, 2026.

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You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 11 of this prospectus, as well as the “Risk Factors” section in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December   31, 2025, and the “Risk Factors” section in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Securities and Exchange Commission (the “SEC”), all of which we incorporate by reference herein other than as specified.

The Company

Apollo Debt Solutions BDC (together with its consolidated subsidiaries, the “Company,” “we,” “us,” or “our”), is a Delaware statutory trust formed on December 4, 2020. We are a diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are externally managed by our adviser, Apollo Credit Management, LLC (the “Adviser”). The Adviser is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”).

The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We invest primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, which we generally define as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (net assets plus borrowings for investment purposes) in debt instruments of varying maturities. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Apollo funds. From time to time, we may co-invest with other Apollo funds.

A BDC is a special closed-end investment vehicle that is regulated under the 1940 Act and used to facilitate capital formation by smaller U.S. companies. BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, each of which is incorporated by reference herein.

We are currently offering on a continuous basis up to $10.4 billion of common shares of beneficial interest pursuant to an offering registered with the SEC. The Company offers to sell any combination of three classes of common shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount.

Our corporate headquarters are located at 9 West 57th Street, New York, NY 10019. We maintain a website at www.apollo.com/ads-bdc. Information contained on our website or on Apollo’s website at www.apollo.com is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

Exchange Notes	$300,532,000 aggregate principal amount of 6.550% Notes due 2032 (the “Exchange Notes”).

The terms of our Exchange Notes that have been registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) are substantially identical to those of our outstanding 6.550% Notes due 2032 (the “Restricted Notes”) that were issued in transactions not requiring registration under the 1933 Act on January 16, 2025 and May 7, 2026, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes. See “Description of the Exchange Notes.”

We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”

Restricted Notes	$300,532,000 aggregate principal amount of Notes due 2032, which were issued in private placements on January 16, 2025 and May 7, 2026.

The Exchange Offer	In the exchange offer, we will exchange the Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for a like principal amount of the Exchange Notes, to satisfy certain of our obligations under the applicable registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the 1933 Act.

In order to be exchanged, outstanding Restricted Notes must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on July 15, 2026. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreement	In connection with the private placement of the Restricted Notes, we entered into a registration rights agreement with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC

and Wells Fargo Securities, LLC, as representatives of the several initial purchasers, dated January 16, 2025 (the “2025 Registration Rights Agreement”), and a registration rights agreement with Goldman Sachs & Co. LLC, ING Financial Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as the representatives of the several initial purchasers, dated May 7, 2026 (the “2026 Registration Rights Agreement” and, together with the 2025 Registration Rights Agreement, the “registration rights agreements”).

Under the 2025 Registration Rights Agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

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file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

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cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

Under the 2026 Registration Rights Agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

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file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

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cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 120 days after the initial issuance of the Restricted Notes (or if such 120th day is not a business day, the next succeeding business day).

The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the registration rights agreements.

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the applicable registration rights agreement (“Registration Default”), the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

A copy of each registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resales of Exchange Notes	We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the 1933 Act (subject to the limitations described below). This, however, is based on your representations to us that:

(1)	you are acquiring the Exchange Notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

(4)	you are not our “affiliate,” as that term is defined in Rule 405 under the 1933 Act;

(5)	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

(6)	you are not acting on behalf of any person that could not truthfully make these representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you cannot make the representations described above:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you may not participate in the exchange offer; and

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you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on July 15, 2026, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Restricted Notes	The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Procedures for Beneficial Owners	If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Acceptance of Restricted Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. The Exchange Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance	You may withdraw any tender of your Restricted Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank Trust Company, National Association, the trustee (the “Trustee”) under the Indenture (defined below) governing the Notes, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or validly tender your Restricted Notes in the exchange offer:

•	you will retain Restricted Notes that are not registered under the 1933 Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•	you will not be able, except in very limited instances, to require us to register your Restricted Notes under the 1933 Act;

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you will not be able to resell or transfer your Restricted Notes unless they are registered under the 1933 Act or unless you resell or transfer them pursuant to an exemption from registration under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Certain Material U.S. Federal Income Tax Considerations	Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Apollo Debt Solutions BDC

Notes Offered	$300,532,000 aggregate principal amount of 6.550% Notes due 2032.

Maturity Date	The Exchange Notes will mature on March 15, 2032.

Ranking	The Exchange Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of March 31, 2026, our total consolidated indebtedness, at par value, was approximately $10.6 billion, $5.7 billion of which was secured, which includes $4.0 billion indebtedness of our subsidiaries, and $4.9 billion of which was unsecured. The Notes will be ranked pari passu, or equally in right of payment, to the approximately $4.9 billion of our outstanding unsecured senior indebtedness as of March 31, 2026, which includes the Existing Senior Notes.

Interest and Payment Dates	The Exchange Notes bear cash interest from January 16, 2025, at an annual rate of 6.550% payable on March 15 and September 15 of each year, beginning on September 15, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption

We may redeem some or all of the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on January 15, 2032 (the date falling two months prior to the maturity date of the Notes) (the “Par Call Date”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined below) plus 30 basis points, less (b) interest accrued to the date of redemption, or (2) 100%

of the principal amount of the Notes to be redeemed. “Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the below.

On or after the Par Call Date, or at any time before the maturity date of the Notes, we may redeem some or all of the Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control; Offer to Repurchase	If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, holders of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Book-Entry Form	The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of the Exchange Notes—Book-Entry System.”

Trustee	The Trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.

Governing Law	The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.

Risk Factors	You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS

In addition to the other information included in this prospectus, you should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2025, and “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, all of which are incorporated by reference in this prospectus, and the following risks before investing in the Exchange Notes.

Risks Related to the Exchange Notes

The Exchange Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.

The Exchange Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. As of March 31, 2026, our total consolidated indebtedness, at par value, was approximately $10.6 billion, $5.7 billion of which was secured, which includes $4.0 billion indebtedness of our subsidiaries, and $4.9 billion of which was unsecured.

The Exchange Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Exchange Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of March 31, 2026, approximately $4.0 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Exchange Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Exchange Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any initial purchaser undertakes any obligation to maintain our credit ratings or to advise holders of the Exchange Notes of any changes in our credit ratings.

The Exchange Notes are rated by the Rating Agencies (as defined herein). There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Exchange Notes bearing interest at fixed rates and market interest rates increase, the market values of those Exchange Notes may decline. We cannot predict the future level of market interest rates.

The Indenture governing the Exchange Notes contains limited protection for holders of the Exchange Notes.

The Indenture governing the Exchange Notes offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:

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issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Exchange Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified generally by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay distributions on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Exchange Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of distributions or other amounts to us from our subsidiaries.

In addition, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Exchange Notes—Events of Default” in this prospectus.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Exchange Notes and may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes. Other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. See “Risk Factors—Risks Related to Debt Financing—When we borrow money, the potential for loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders and result in losses” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes.

The optional redemption provision may materially adversely affect your return on the Exchange Notes.

The Exchange Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Exchange Notes being redeemed.

There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop or is not maintained, you may not be able to sell them.

The Exchange Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the initial purchasers in the private offerings of the outstanding Restricted Notes have advised us that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Exchange Notes may require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the aggregate principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Exchange Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the Indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Exchange Notes. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus for additional information.

Risks Related to the Exchange Offer

If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.

Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the 1933 Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the 1933 Act.

Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the 1933 Act.

You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.

We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we, the Trustee nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Apollo Debt Solutions BDC (the “Company,” “we,” “us,” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	general economic and political trends and other external factors;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser or any of its affiliates;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify for and maintain our qualification as a regulated investment company and as a BDC;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” in the Company’s Annual Report on Form  10-K for the fiscal year ended December 31, 2025 and elsewhere in this prospectus. These forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in this prospectus, and the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. These projections and forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. These forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued $300,532,000 aggregate principal amount of the Restricted Notes in transactions not requiring registration under the 1933 Act on January 16, 2025 and May 7, 2026.

The Restricted Notes were issued, and the Exchange Notes will be issued, pursuant to a base indenture dated as of March 21, 2024 (the “Base Indenture”), and the third supplemental indenture, dated as of January 16, 2025, to the Base Indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between us and the Trustee.

In connection with such Restricted Notes issuances, we entered into registration rights agreements, which require that we file this registration statement under the 1933 Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.

Under the 2025 Registration Rights Agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

Under the 2026 Registration Rights Agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 120 days after the initial issuance of the Restricted Notes (or if such 120th day is not a business day, the next succeeding business day).

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

The Exchange Notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the 1933 Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the 1933 Act. Our belief, however, is based on your representations to us that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not our “affiliate” as that term is defined in Rule 405 under the 1933 Act;

•	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

•	you are not acting on behalf of any person that could not truthfully make these representations.

If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the 1933 Act in order to resell your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are not eligible to participate in the exchange offer, you can elect to have your Restricted Notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the 1933 Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such Restricted Notes remain registrable securities under the applicable registration rights agreement. Other than as set forth in this paragraph, you will not have the right to require us to register your Restricted Notes under the 1933 Act. See “—Procedures for Tendering Restricted Notes.”

Consequences of Failure to Exchange

If you do not participate or validly tender your Restricted Notes in the exchange offer:

•

you will retain your Restricted Notes that are not registered under the 1933 Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•

you will not be able to require us to register your Restricted Notes under the 1933 Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•

you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the 1933 Act or unless you offer to resell or transfer them pursuant to an exemption under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.

The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes.

As of the date of this prospectus, $300,532,000 aggregate principal amount of the Restricted Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the 1934 Act and the rules and regulations of the SEC promulgated under the 1934 Act.

We will be deemed to have accepted validly tendered Restricted Notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to U.S. Bank Trust Company, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extension; Amendment

The expiration date for the exchange offer will be 11:59 p.m., New York City time, on, July 15, 2026, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we may delay acceptance of any Restricted Notes by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;

•

subject to applicable law, to delay accepting any Restricted Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions set forth under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•	to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the 1934 Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the 1934 Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering Restricted Notes

The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes—Book-Entry System.”

Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in

DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.

If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the Trustee, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:

•	you invalidly tender your Restricted Notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or invalid tender.

•	In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.

In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 11:59 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw tenders of your Restricted Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 11:59 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;

•	specify the principal amount of Restricted Notes to be withdrawn;

•	specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and

•	contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 11:59 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before

11:59 p.m. New York City Time on the Expiration Date:

U.S. Bank Trust Company, National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

For Information or Confirmation by Telephone Call:

(800) 934-6802

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: cts.specfinance@usbank.com

Facsimile: (651) 466-7367

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as the Trustee under the Indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $400,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles in the United States of America (“GAAP”). The unamortized debt issuance costs are reflected in the carrying value of the Notes as presented in the Consolidated Statements of Assets and Liabilities. Debt issuance costs are amortized through the life of the Notes and recorded as interest expense in the current period.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the Restricted Notes, and will issue the Exchange Notes, under the Base Indenture and the Third Supplemental Indenture. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the Notes.

Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Notes or the Indenture, as applicable.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Restricted Notes are, and the Exchange Notes will be, our general senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The Notes will mature on March 15, 2032, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Repurchase Event.” The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.

The Restricted Notes bear, and the Exchange Notes will bear, cash interest at the rate of 6.550% per annum from January 16, 2025 to the stated maturity or date of earlier redemption. Interest on the Notes will be payable semi-annually in arrears on each of March 15 and September 15, commencing September 15, 2025 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding March 15 and September 15 (whether or not a business day), respectively.

Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Trustee shall have no duty or responsibility to calculate or verify the interest rate.

If an interest payment date or the stated maturity date or date of early redemption of the Notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

We issued the Restricted Notes on January 16, 2025 and May 7, 2026, in transactions not requiring registration under the 1933 Act.

The Indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, without the consent of the holders of the Notes, issue additional Notes (in any such case, other than any Exchange Notes, “Additional Notes”) under the Indenture with the same ranking and the same interest rate, maturity and other terms as the Notes of a series; provided that, if such Additional Notes are not fungible with the Notes of the applicable series (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP numbers from the Notes of such series (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes of a series will constitute a single series under the Indenture and all references to the relevant Notes herein will include the Additional Notes unless the context otherwise requires.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a Note for registration of transfer, we, the Trustee and any other agent of ours or the Trustee may treat the registered holder of each Note as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever.

The Indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the Notes.

The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Optional Redemption

We may redeem some or all of the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, less (b) interest accrued to the date of redemption, or

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, the Company may redeem some of or all of the Notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of such series of Notes to be redeemed not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the below.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)— H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date of the Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date of the Notes, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date of the Notes but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date of the Notes, one with a maturity date preceding the applicable Par Call Date of the Notes and one with a maturity date following the applicable Par Call Date of the Notes, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date of the Notes. If there are two or more United States Treasury securities maturing on the applicable Par Call Date of the Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty or responsibility to calculate or verify the redemption price.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the 1934 Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of the written instruction, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder an Exchange Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any

Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein, for a general discussion of our and our subsidiaries’ indebtedness.

Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’

future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Exchange Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Apollo Debt Solutions BDC and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the 1934 Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the 1934 Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the 1934 Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, or any successor thereto.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P)(or, in each case, if such Rating Agency ceases to make a rating of the applicable Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.

“Rating Agency” means:

(1) each of Fitch, Moody’s and S&P; and

(2) if any of Fitch, Moody’s or S&P cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the 1934 Act selected by us as a replacement agency for any of Fitch, Moody’s or S&P, or all three, as the case may be.

“S&P” means S&P’s Global Ratings Services, or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the Base Indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the Base Indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Apollo Debt Solutions BDC or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and the applicable registration rights agreement to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•

we will deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified generally by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1) default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3) default by us in the performance, or breach, of any covenant or agreement in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4) default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the 1934 Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Apollo Debt Solutions BDC for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5) pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6) certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i) such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

(ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default;

(iii) such holder or holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the Indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the

Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.

Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the Trustee must transmit notice of such default known to the Trustee, unless such default has been cured or waived;

provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture.

Trustee

U.S. Bank Trust Company, National Association is the Trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as the Trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

Except as set forth below, Notes will be issued in registered, global form, without interest coupons (the “Global Notes”). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the 1934 Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the Indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the Indenture.

So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the 1934 Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, for U.S. federal income tax purposes, (i) you will not recognize gain or loss as a result of the exchange, (ii) the holding period of the Exchange Notes you receive will include the holding period of the Restricted Notes exchanged therefor and (iii) the basis of the Exchange Notes you receive will be the same as the basis of the Restricted Notes exchanged therefor immediately before the exchange.

In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

For additional information, see “Risk Factors” and “Material U.S. Federal Income Tax Considerations” in Part 1A and Item 1 of Part 1, respectively, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated herein by reference.

FINANCIAL HIGHLIGHTS

The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table as of and for the year ended December 31, 2025, December 31, 2024, December 31, 2023 and December 31, 2022 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2025, which may be obtained from www.sec.gov or upon request. The Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 are incorporated by reference herein. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC.

The following are the financial highlights for the three months ended March 31, 2026:

	Three Months Ended March 31, 2026
	Class S	Class D	Class I
Per Share Data:
Net asset value at beginning of period	$24.40	$24.40	$24.40
Net investment income(1)	0.43	0.47	0.48
Net unrealized and realized gains (losses)(2)	(0.44)	(0.45)	(0.44)

Net increase (decrease) in net assets resulting from operations	(0.01)	0.02	0.04
Distribution declared(3)
Net investment income	(0.43)	(0.47)	(0.48)
Net realized gains	—	—	—
Distributions in excess of net investment income	(0.06)	(0.05)	(0.06)

Net asset value at end of period	$23.90	$23.90	$23.90

Total return(4)	(0.09)%	0.06%	0.12%
Shares outstanding, end of period	119,790,836	1,658,694	483,033,517
Weighted average shares outstanding	122,335,717	1,639,417	502,491,817
Ratio/Supplemental Data
Net assets at end of period	$2,862,514	$39,636	$11,542,537
Annualized ratio of net expenses to average net assets(5)	7.81%	7.08%	6.96%
Annualized ratio of net investment income to average net assets(5)	7.18%	7.90%	8.03%
Portfolio turnover rate	8.67%	8.67%	8.67%
Asset coverage per unit(6)	2,362	2,362	2,362

The following are the financial highlights for the year ended December 31, 2025:

	Year Ended December 31, 2025
	Class S	Class D	Class I
Per Share Data(1):
Net asset value at beginning of period	$24.86	$24.86	$24.86
Net investment income(1)	1.84	2.00	2.02
Net unrealized and realized gains (losses)(2)	(0.38)	(0.35)	(0.33)

Net increase (decrease) in net assets resulting from operations	1.46	1.65	1.69
Distribution Declared(3)
Net investment income	(1.92)	(2.11)	(2.15)
Net realized gains	—	—	—
Distributions in excess of net investment income	(0.21)	(0.17))	(0.19)

Net asset value at end of period	$24.40	$24.40	$24.40

Total return(4)	7.02%	7.66%	7.93%
Shares outstanding, end of period	118,552,219	1,651,023	485,018,391
Weighted average shares outstanding	106,004,672	1,302,162	429,440,737
Ratios/Supplemental Data
Net assets at end of period	$2,893,219	$40,293	$11,836,696
Annualized ratio of net expenses to average net assets(5)	7.20%	6.41%	6.28%
Annualized ratio of net investment income to average net assets(5)	7.47%	8.14%	8.21%
Portfolio turnover rate	40.67%	40.67%	40.67%
Asset coverage per unit(6)	2,552	2,552	2,552

The following are the financial highlights for the year ended December 31, 2024:

	Year Ended December 31, 2024
	Class S	Class D	Class I
Per Share Data(1):
Net asset value at beginning of period	$24.63	$24.63	$24.63
Net investment income(1)	2.21	2.39	2.42
Net unrealized and realized gains (losses)(2)	0.17	0.14	0.18

Net increase (decrease) in net assets resulting from operations	2.38	2.53	2.60
Distribution Declared(3)
Net investment income	(2.15)	(2.30)	(2.37)
Net realized gains	(0.03)	(0.03)	(0.03)
Distributions in excess of net investment income	—	—	—

Net asset value at end of period	$24.86	$24.86	$24.86

Total return(4)	10.20%	10.86%	11.13%
Shares outstanding, end of period	81,193,852	1,029,046	301,280,104
Weighted average shares outstanding	60,256,124	691,140	223,341,802
Ratios/Supplemental Data
Net assets at end of period	$2,018,307	$25,580	$7,502,609
Annualized ratio of net expenses to average net assets(5)	8.19%	7.39%	7.34%
Annualized ratio of net investment income to average net assets(5)	8.88%	9.59%	9.73%
Portfolio turnover rate	33.84%	33.84%	33.84%
Asset coverage per unit(6)	2,911	2,911	2,911

The following are the financial highlights for the year ended December 31, 2023:

	For the year ended December 31, 2023
	Class S(7)	Class D(8)	Class I(9)
Per Share Data(1):
Net asset value at beginning of period	$23.20	$23.20	$23.20
Net investment income(1)	2.37	2.55	2.57
Net unrealized and realized gains (losses)(2)	1.06	1.02	1.06

Net increase (decrease) in net assets resulting from operations	3.43	3.57	3.63
Distribution Declared(3)	(2.00)	(2.14)	(2.20)

Net asset value at end of period	$24.63	$24.63	$24.63

Total return(4)	15.23%	15.92%	16.20%
Shares outstanding, end of period	34,568,776	298,321	132,584,890
Weighted average shares outstanding	19,793,694	176,105	101,835,717
Ratios/Supplemental Data
Net assets at end of period	$851,296	$7,346	$3,265,054
Annualized ratio of net expenses to average net assets(5)	10.07%	9.36%	9.32%
Annualized ratio of net investment income to average net assets(5)	9.80%	10.55%	10.66%
Portfolio turnover rate	37.90%	37.90%	37.90%
Asset coverage per unit(6)	2,553	2,553	2,553

The following are the financial highlights for the year ended December 31, 2022:

	For the year ended December 31, 2022
	Class S(7)	Class D(8)	Class I(9)
Per Share Data(1):
Net asset value at beginning of period	$25.04	$22.87	$25.00
Net investment income(1)	1.83	1.15	2.06
Net unrealized and realized gains (losses)(2)	(2.27)	0.03	(2.17)

Net increase (decrease) in net assets resulting from operations	(0.44)	1.18	(0.11)
Distributions Declared(3)	(1.40)	(0.85)	(1.69)

Net asset value at end of period	$23.20	$23.20	$23.20

Total return(4)	(1.67)%	5.23%	(0.34)%
Shares outstanding, end of period	10,827,739	106,943	81,943,071
Weighted average shares outstanding	6,431,670	61,570	65,940,873
Ratios/Supplemental Data
Net assets at end of period	$251,223	$2,481	$1,901,229
Annualized ratio of net expenses to average net assets(5)	8.14%	9.19%	6.06%
Annualized ratio of net investment income to average net assets(5)	8.54%	9.86%	8.85%
Portfolio turnover rate	48.93%	48.93%	48.93%
Asset coverage per unit(6)	1,992	1,992	1,992

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)

The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.

(3)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions.
(4)

Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time). An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S shares and Class D shares, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I shares are not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is not annualized.

(5)

Annualized for the three months ended March 31, 2026. For the year ended December 31, 2025, amounts are annualized. For the year ended December 31, 2024, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2024, the total operating expenses to average net assets were 8.19%, 7.39% and 7.34%, for Class S shares, Class D shares and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. Similarly, for the year ended December 31, 2023 and December 31, 2022, the total operating expenses to average net assets were 10.07%, 9.36% and 9.32% and 8.04%, 4.69%, and 7.07% respectively. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables.

(6)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per unit. As of March 31, 2026, December 31, 2025, December 31, 2024, December 31, 2023 and December 31, 2022, the Company’s asset coverage was 237.2%, 255.2%, 274.0%, 291.1%, 255.3% and 199.2%, respectively.

(7)	Class S shares were first issued on February 1, 2022.
(8)	Class D shares were first issued on July 1, 2022.
(9)	Class I shares were first issued on January 7, 2022 (commencement of operations).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2025 and Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form  10-K for the fiscal year ended December  31, 2025 and and Part I, Item 3 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 is incorporated herein by reference.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the 1933 Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act.

BUSINESS OF THE COMPANY

The information in “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference.

REGULATION OF THE COMPANY

The information in “Business—Regulation as a BDC” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference.

SENIOR SECURITIES

Information about our senior securities is shown in the following table as of the end of each of the last ten fiscal years, as applicable, and as of March 31, 2026. This information about our senior securities should be read in conjunction with our audited and unaudited consolidated financial statements and related notes thereto, which are incorporated by reference herein, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The report of Deloitte & Touche LLP, our independent registered public accounting firm, covering the total amount of senior securities outstanding as of December 31, 2025, December 31, 2024, December 31, 2023 and December  31, 2022, is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and is incorporated by reference to the registration statement of which this prospectus is a part.

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
Revolving Credit Facility
As of March 31, 2026 (unaudited)	$66,461	$2,362	$—	N/A	(5)
Fiscal Year Ended December 31, 2025	272,197	2,552	—	N/A	(5)
Fiscal Year Ended December 31, 2024	469,660	2,913	—	N/A	(5)
Fiscal Year Ended December 31, 2023	614,523	2,553	—	N/A	(5)
Fiscal Year Ended December 31, 2022	976,462	1,992	—	N/A	(5)
Cardinal Funding LLC
As of March 31, 2026 (unaudited)	$1,100,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	1,200,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	664,900	2,913	—	N/A
Fiscal Year Ended December 31, 2023	601,961	2,553	—	N/A	(5)
Fiscal Year Ended December 31, 2022	498,731	1,992	—	N/A	(5)
Grouse Funding LLC
As of March 31, 2026 (unaudited)	$500,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	500,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	187,500	2,913	—	N/A
Fiscal Year Ended December 31, 2023	187,500	2,553	—	N/A
Fiscal Year Ended December 31, 2022	158,000	1,992	—	N/A
Mallard Funding LLC
As of March 31, 2026 (unaudited)	$900,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	900,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	378,900	2,913	—	N/A
Fiscal Year Ended December 31, 2023	386,803	2,553	—	N/A	(5)
Fiscal Year Ended December 31, 2022	416,395	1,992	—	N/A	(5)
Merlin Funding LLC
As of March 31, 2026 (unaudited)	$—	$—	$—	N/A
Fiscal Year Ended December 31, 2025	—	—	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	15,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
Warbler Funding LLC
As of March 31, 2026 (unaudited)	$447,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	500,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
Toucan Funding LLC
As of March 31, 2026 (unaudited)	$600,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	400,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
December 2025 Notes
As of March 31, 2026 (unaudited)	$—	$—	$—	N/A
Fiscal Year Ended December 31, 2025	—	—	—	N/A
Fiscal Year Ended December 31, 2024	62,000	2,913	—	N/A
Fiscal Year Ended December 31, 2023	62,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	62,000	1,992	—	N/A
January 2026 Notes
As of March 31, 2026 (unaudited)	$—	$—	$—	N/A
Fiscal Year Ended December 31, 2025	—	—	—	N/A
Fiscal Year Ended December 31, 2024	38,000	2,913	—	N/A
Fiscal Year Ended December 31, 2023	38,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
Bald Eagle Funding LLC
As of March 31, 2026 (unaudited)	$500,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	—	—	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
December 2027 Notes
As of March 31, 2026 (unaudited)	$82,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	82,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	82,000	2,913	—	N/A
Fiscal Year Ended December 31, 2023	82,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	82,000	1,992	—	N/A
January 2028 Notes
As of March 31, 2026 (unaudited)	$18,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	18,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	18,000	2,913	—	N/A
Fiscal Year Ended December 31, 2023	18,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
September 2026 Notes
As of March 31, 2026 (unaudited)	$226,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	226,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	226,000	2,913	—	N/A
Fiscal Year Ended December 31, 2023	226,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
September 2028 Notes
As of March 31, 2026 (unaudited)	$325,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	325,000	2,552	—	N/A

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
Fiscal Year Ended December 31, 2024	325,000	2,913	—	N/A
Fiscal Year Ended December 31, 2023	325,000	2,553	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
September 2026 Euronotes
As of March 31, 2026 (unaudited)	$104,027	$2,362	$—	N/A	(5)
Fiscal Year Ended December 31, 2025	105,768	2,552	—	N/A	(5)
Fiscal Year Ended December 31, 2024	93,226	2,913	—	N/A	(5)
Fiscal Year Ended December 31, 2023	99,356	2,553	—	N/A	(5)
Fiscal Year Ended December 31, 2022	—	—	—	N/A	(5)
2029 Notes
As of March 31, 2026 (unaudited)	$1,000,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	1,000,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2031 Notes
As of March 31, 2026 (unaudited)	$1,000,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	1,000,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2032 Notes
As of March 31, 2026 (unaudited)	$500,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	500,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2030 Notes
As of March 31, 2026 (unaudited)	$500,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	500,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2028 Notes
As of March 31, 2026 (unaudited)	$400,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	400,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2031 Notes II
As of March 31, 2026 (unaudited)	$750,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	—	—	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
Class A-1 Notes
As of March 31, 2026 (unaudited)	$450,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	450,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2025 Class A-1a Notes
As of March 31, 2026 (unaudited)	$215,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	215,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2025 Class A-1a-L1 Loans
As of March 31, 2026 (unaudited)	$25,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	25,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2025 Class A-1a-L2 Loans
As of March 31, 2026 (unaudited)	$50,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	50,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2025 Class A-1b Notes
As of March 31, 2026 (unaudited)	$10,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	10,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2025 Class A-1b Loans
As of March 31, 2026 (unaudited)	$10,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	10,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
2025 Class A-2 Notes
As of March 31, 2026 (unaudited)	$20,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	20,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADS CLO 2 Class A-1 Notes
As of March 31, 2026 (unaudited)	$300,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	300,000	2,552	—	N/A

Class and Year	Total Amount Outstanding (1)	Asset Coverage Per Unit (2)	Involuntary Liquidating Preference Per Unit (3)	Estimated Market Value Per Unit (4)
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADS CLO 2 Class A-2 Notes
As of March 31, 2026 (unaudited)	$30,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	30,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADL CLO 2 Class A-1a-L1 Loans
As of March 31, 2026 (unaudited)	$398,500	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	398,500	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADL CLO 2 Class A-1a-L2 Loans
As of March 31, 2026 (unaudited)	$7,500	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	7,500	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADL CLO 2 Class A-1b Notes
As of March 31, 2026 (unaudited)	$14,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	14,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADL CLO 2 Class A-1b Loans
As of March 31, 2026 (unaudited)	$14,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	14,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADL CLO 2 Class A-2 Notes
As of March 31, 2026 (unaudited)	$30,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	30,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A
ADL CLO 2 Class A-2 Loans
As of March 31, 2026 (unaudited)	$12,000	$2,362	$—	N/A
Fiscal Year Ended December 31, 2025	12,000	2,552	—	N/A
Fiscal Year Ended December 31, 2024	—	—	—	N/A
Fiscal Year Ended December 31, 2023	—	—	—	N/A
Fiscal Year Ended December 31, 2022	—	—	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented, in thousands.
(2)

The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.

(3)	The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it.
(4)	Not applicable, as all senior securities do not have sufficient trading for an average market value per unit to be determined.
(5)	Included in this amount is foreign currency debt obligations.

PORTFOLIO COMPANIES

The following table sets forth certain information as of March 31, 2026 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.

The board of trustees of the Company (the “Board of Trustees”) approved the valuation of the Company’s investment portfolio, as of March 31, 2026, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board of Trustees, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Companies less than 5% owned
48forty Solutions	800 Held Dr, Northampton, PA 18067	Paper & Forest Products	1st Lien	5.75%	5.75%	1/14/2031		—	(13)	—	0.0%	(4)(7)(10)
48forty Solutions	800 Held Dr, Northampton, PA 18067	Paper & Forest Products	1st Lien	8.67%	8.67%	1/14/2031		604	604	604	0.0%	(7)(10)
48forty Solutions	800 Held Dr, Northampton, PA 18067	Paper & Forest Products	1st Lien	8.92%	8.92%	1/14/2031		805	805	805	0.0%	(7)(10)
48forty Solutions	800 Held Dr, Northampton, PA 18067	Paper & Forest Products	Preferred Equity	N/A	N/A	N/A		1,710,682 shares/units	1,497	1,407	0.4%	(7)(10)
48forty Solutions	800 Held Dr, Northampton, PA 18067	Paper & Forest Products	Common Equity/Partnership Interests	N/A	N/A	N/A		402 shares/units	—	—	0.4%	(7)(10)
Accel International	508 N. Colony Street, Meriden, CT 06450	Aerospace & Defense	1st Lien	8.17%	S+450, 0.50% Floor	4/26/2032		187,003	186,041	184,811	0.0%	(4)(7)
Accela	2633 Camino Ramon Suite 500, San Ramon, CA 94583	Software	1st Lien	9.67%	S+600, 0.75% Floor	9/3/2030		—	(22)	(30)	0.0%	(4)(7)(8)
Accela	2633 Camino Ramon Suite 500, San Ramon, CA 94583	Software	1st Lien	8.42%	S+475, 0.75% Floor	9/3/2030		18,103	17,847	17,786	0.0%	(7)(8)
Accelerate Learning	5177 Richmond Ave. #800, Houston, TX 77056	Diversified Consumer Services	1st Lien	10.95%	S+250 Cash plus 4.75% PIK, 1.00% Floor	3/22/2029		4,133	4,055	3,896	0.0%	(7)(8)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Accelerate Learning	5177 Richmond Ave. #800, Houston, TX 77056	Diversified Consumer Services	1st Lien	11.09%	S+250 Cash plus 4.75% PIK, 1.00% Floor	3/22/2030		24,246	23,826	22,428	0.0%	(7)(8)(12)
Accelerate360	1955 Lake Park Drive, Suite 400, Smyrna, GA 30080	Media	1st Lien	9.96%	S+626, 1.00% Floor	2/11/2027		101,617	101,605	99,459	0.0%	(4)(7)(8)
Accelevation	235 S Pioneer Blvd, Springboro, OH 45066	Construction & Engineering	1st Lien	8.18%	S+450, 0.75% Floor	1/2/2031		17,135	16,910	17,036	0.0%	(4)(7)
Access Group	10 Oakwood Drive, Loughborough, LE11 3QF United Kingdom	Software	1st Lien	8.98%	SONIA+525, 0.00% Floor	6/28/2029	£	42,000	50,531	51,005	0.0%	(2)(7)(11)
Acrisure	100 Ottawa Ave SW, Grand Rapids, MI 49503	Insurance	1st Lien	6.92%	S+325, 0.00% Floor	6/21/2032		4,963	4,951	4,817	0.0%
Actus Nutrition	7500 Flying Cloud Drive, Suite 500, Eden Prairie, MN 55344	Consumer Staples Distribution & Retail	1st Lien	7.67%	S+400, 0.00% Floor	7/9/2032		68,838	67,330	69,096	0.0%
Adevinta	Grensen 5, Oslo, Norway, 0159	Interactive Media & Services	1st Lien	6.77%	E+475, 0.00% Floor	5/29/2031	€	212,000	232,233	242,590	0.0%	(2)(7)(8)(11)(12)
Advantage Sales	7676 Forsyth Boulevard, Clayton, MO 63105	Media	1st Lien	9.78%	S+600, 0.75% Floor	4/19/2030		0	—	—	0.0%	(2)
Advantice Health	7 East Frederick Place, Suite 100, Cedar Knolls, NJ 07927	Personal Care Products	1st Lien	8.74%	S+500, 0.75% Floor	4/2/2029		7,165	7,158	7,029	0.0%	(4)(7)
Advarra	6100 Merriweather Dr., Suite 600, Columbia, MD 21044	Health Care Technology	1st Lien	9.77%	S+450, 0.75% Floor	9/15/2031		216,614	215,544	213,179	0.0%	(4)(7)(8)
Aedas Homes S.A.U.	Paseo de la Castellana 130, 5th Floor, 28046 Madrid	Real Estate Management & Development	1st Lien	7.28%	E+525, 2.00% Floor	12/31/2029	€	21,000	24,836	24,098	0.0%	(2)(7)(11)(12)
AffiniPay	3700 N Capital of Texas Hwy, Suite 300, Austin,TX 78746	Financial Services	1st Lien	8.43%	S+475, 0.50% Floor	9/8/2031		—	(30)	(116)	0.0%	(4)(7)
AffiniPay	3700 N Capital of Texas Hwy, Suite 300, Austin,TX 78746	Financial Services	1st Lien	8.18%	S+450, 0.50% Floor	9/8/2031		22,738	22,550	22,283	0.0%	(7)
AffiniPay	3700 N Capital of Texas Hwy, Suite 300, Austin,TX 78746	Financial Services	Preferred Equity		Equity plus 12.50% PIK, 0.00% Floor	N/A		7,114,648 shares/units	6,993	6,901	1.8%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Affordable Care	629 Davis Drive, Suite 300, Morrisville, NC 27560	Health Care Providers & Services	1st Lien	3.50%	3.50%	8/2/2028		5,130	5,130	3,527	0.0%	(7)(10)
Aggreko Holdings Inc (Albion Financing 3 S.a.r.l.)	25C, Boulevard Royal, 2449, Luxembourg, Luxembourg	Energy Equipment & Services	1st Lien	6.66%	S+300, 0.50% Floor	5/21/2031		6,982	6,982	6,998	0.0%	(2)
AL GCX	200 Clarendon St, Boston, MA 02116	Oil, Gas & Consumable Fuels	1st Lien	5.92%	S+225, 0.50% Floor	12/17/2032		15,659	15,621	15,691	0.0%
AL GCX Fund VIII	200 Clarendon St, Boston, MA 02116	Oil, Gas & Consumable Fuels	1st Lien	5.67%	S+200, 0.50% Floor	1/30/2032		8,472	8,458	8,478	0.0%
Alcresta	130 Turner Street, Building 3, Suite 200, Waltham, MA 02453	Pharmaceuticals	Common Equity/Partnership Interests	N/A	N/A	N/A		1,176 shares/units	1	110	0.0%	(7)(8)
Alcresta	130 Turner Street, Building 3, Suite 200, Waltham, MA 02453	Pharmaceuticals	Preferred Equity	N/A	N/A	N/A		116 shares/units	116	83	0.0%	(7)(8)
Alcresta	130 Turner Street, Building 3, Suite 200, Waltham, MA 02453	Pharmaceuticals	1st Lien	8.92%	S+525, 1.00% Floor	3/12/2031		8,677	8,553	8,590	0.0%	(7)(8)
Alcresta	130 Turner Street, Building 3, Suite 200, Waltham, MA 02453	Pharmaceuticals	1st Lien	9.17%	S+550, 1.00% Floor	3/12/2031		203	193	195	0.0%	(4)(7)(8)
Alera Group	3 Parkway North, Suite 500, Deerfield, IL 60015	Insurance	1st Lien	6.42%	S+275, 0.50% Floor	5/30/2032		7,445	7,406	7,236	0.0%	(8)
Alix Partners	909 Third Avenue, New York, NY 10022	Professional Services	1st Lien	5.67%	S+200, 0.00% Floor	8/12/2032		6,983	6,958	6,928	0.0%
Alkeme	111 Corporate Dr. Suite 200, Ladera Ranch, CA 92694	Financial Services	1st Lien	6.00%	S+500, 1.00% Floor	5/28/2027		—	(148)	(163)	0.0%	(4)(7)
All Star Healthcare	800 Fairway Dr. Suite 300, Deerfield Beach, FL 33441	Health Care Providers & Services	1st Lien	9.20%	S+550, 1.00% Floor	5/1/2030		9,496	9,352	9,422	0.0%	(4)(7)(8)
Alliance Laundry Systems	PO Box 990 Shepard Street Ripon, WI 54971	Machinery	1st Lien	5.92%	S+225, 0.00% Floor	8/19/2031		15,976	15,939	15,985	0.0%
Alliant	18100 Von Karman Ave, 10th Floor, Irvine, CA 92612	Insurance	1st Lien	6.17%	S+250, 0.00% Floor	9/19/2031		4,987	4,934	4,955	0.0%
Allied Benefit Systems	200 W Adams St., Suite 500 Chicago, IL 60606	Health Care Providers & Services	1st Lien	8.70%	S+500, 0.75% Floor	10/31/2030		158,645	157,405	157,383	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Allied Universal	161 Washington Street, Suite 600, Conshohocken, PA 19428	Commercial Services & Supplies	1st Lien	6.92%	S+325, 0.00% Floor	8/20/2032		57,710	57,640	57,782	0.0%
Allwyn Entertainment Financing US LLC	125 High Street, Suite 1704, Boston, MA 02110	Hotels, Restaurants & Leisure	1st Lien	6.17%	S+250, 0.00% Floor	11/24/2032		77,452	75,903	76,170	0.0%	(2)(4)
Alpha FMC	60 Gresham Street, London, EC2V 7BB, United Kingdom	Financial Services	1st Lien	8.45%	S+475, 0.00% Floor	8/30/2031		41,610	41,610	41,818	0.0%	(2)(7)(12)
Alpha FMC	60 Gresham Street, London, EC2V 7BB, United Kingdom	Financial Services	1st Lien	8.53%	SONIA+475, 0.00% Floor	8/30/2031	£	49,626	59,588	61,340	0.0%	(2)(4)(7)(11)(12)
Alpha FMC	60 Gresham Street, London, EC2V 7BB, United Kingdom	Financial Services	1st Lien	6.87%	E+475, 0.00% Floor	8/30/2031	€	18,790	20,770	21,773	0.0%	(2)(7)(11)(12)
Alteryx	17200 Laguna Canyon Road, Irvine, CA 92618	Software	1st Lien	9.67%	S+600, 0.75% Floor	3/19/2031		36,914	36,489	35,254	0.0%	(7)(8)
Alteryx	17200 Laguna Canyon Road, Irvine, CA 92618	Software	1st Lien	10.17%	S+650, 0.75% Floor	3/19/2031		—	(78)	(330)	0.0%	(4)(7)(8)
Altice USA	1 Court Square West, Long Island City, NY 11101	Diversified Telecommunication Services	1st Lien	6.02%	S+235, 0.00% Floor	7/13/2027		73,064	69,007	62,426	0.0%	(2)(4)
Altice USA	1 Court Square West, Long Island City, NY 11101	Diversified Telecommunication Services	1st Lien	8.25%	P+150, 0.00% Floor	4/15/2027		62,802	61,527	55,501	0.0%	(2)
Altice USA	1 Court Square West, Long Island City, NY 11101	Diversified Telecommunication Services	Unsecured Debt	11.75%	11.75%	1/31/2029		4,273	3,145	3,103	0.0%	(2)
Altice USA	1 Court Square West, Long Island City, NY 11101	Diversified Telecommunication Services	Unsecured Debt	11.25%	11.25%	5/15/2028		1,551	1,249	1,269	0.0%	(2)
AMAG	2205 W. 126th Street Unit B, Hawthorne, CA	Software	1st Lien	8.70%	S+500, 1.50% Floor	12/8/2031		29,925	29,371	28,286	0.0%	(4)(7)
American Bath	178 Glades Rd, Boca Raton, FL 33432	Building Products	1st Lien	8.92%	S+525, 0.00% Floor	7/8/2030		60,381	58,479	55,853	0.0%
American Restoration	300 Decker Drive, Suite 350, Irving, TX 75062	Construction & Engineering	1st Lien	8.81%	S+510, 1.00% Floor	7/24/2030		23,847	23,578	23,440	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Amey	Chancery Exchange, 10 Furnival Street, London, EC4A 1AB, United Kingdom	Transportation Infrastructure	1st Lien	9.00%	SONIA+525, 0.00% Floor	11/12/2031	£	125,385	157,347	163,470	0.0%	(2)(7)(11)(12)
Anaplan	4725 Piedmont Row Drive, Suite 600, Charlotte, NC 28210	Software	1st Lien	8.17%	S+450, 0.75% Floor	6/21/2029		237,316	237,316	230,196	0.0%	(7)
Anaplan	4725 Piedmont Row Drive, Suite 600, Charlotte, NC 28210	Software	1st Lien	8.17%	S+450, 0.75% Floor	6/21/2028		—	—	(357)	0.0%	(4)(7)
Apex Group Treasury	Vallis Building, 58 Par-LaVille Road, Hamilton, HM11, Bermuda	Financial Services	1st Lien	7.17%	S+350, 0.00% Floor	2/27/2032		14,579	14,513	13,328	0.0%	(2)
Arcadia	77 Sleeper St, Boston, MA 02210	Personal Care Products	1st Lien	6.95%	S+325, 0.00% Floor	12/15/2032		22,000	21,946	22,128	0.0%
Arctera Holdings II, Inc.	6200 Stoneridge Mall Road, Suite 150, Pleasanton, CA 94588, United States	Software	1st Lien	7.17%	S+350, 0.00% Floor	11/30/2026		36,300	36,152	36,209	0.0%	(7)
Ardonagh	2 Minster Court, Mincing Lane, London, EC3R 7PD, United Kingdom	Insurance	1st Lien	6.45%	S+275, 0.00% Floor	2/15/2031		27,982	27,877	27,370	0.0%	(2)
Arrowhead Engineered Products	3705 95th Ave. N.E., Blaine, MN 55014	Machinery	1st Lien	8.85%	S+515 Cash plus 2.75% PIK, 0.75% Floor	8/31/2028		10,492	10,492	7,606	0.0%	(7)
ASC Engineered Solutions	2001 Spring Road, Suite 300, Oak Brook, IL 60523	Construction & Engineering	1st Lien	8.42%	S+475, 0.75% Floor	7/10/2031		193,550	192,057	191,615	0.0%	(7)
ASC Engineered Solutions	2001 Spring Road, Suite 300, Oak Brook, IL 60523	Construction & Engineering	Common Equity/Partnership Interests	N/A	N/A	N/A		100 shares/units	101	101	0.0%	(7)
ASC Engineered Solutions	2001 Spring Road, Suite 300, Oak Brook, IL 60523	Construction & Engineering	1st Lien	8.67%	S+500, 0.75% Floor	7/10/2031		—	(567)	(1,151)	0.0%	(4)(7)
ASDA	South Bank, Great Wilson Street, Leeds LS11 5AD United Kingdom	Consumer Staples Distribution & Retail	1st Lien	9.82%	SONIA+603, 0.00% Floor	10/22/2029	£	116,903	141,345	148,544	0.0%	(2)(7)(8)(11)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
ASDA	South Bank, Great Wilson Street, Leeds LS11 5AD United Kingdom	Consumer Staples Distribution & Retail	1st Lien	6.08%	E+400, 0.00% Floor	5/14/2031	€	5,000	5,301	5,170	0.0%	(2)(8)(11)
AssetMark	1655 Grant Street, 10th Floor, Concord, CA 94520	Financial Services	1st Lien	6.20%	S+250, 0.00% Floor	9/5/2031		2,883	2,877	2,866	0.0%
Associa	5401 N. Central Expressway, Suite 300, Dallas, TX 75205	Real Estate Management & Development	1st Lien	10.47%	S+676, 1.00% Floor	7/2/2028		25,425	25,380	25,281	0.0%	(4)(7)
Astek	77-81ter, rue Marcel Dassault 92100 Boulogne-Billancourt, France	IT Services	1st Lien	8.88%	E+675, 0.00% Floor	4/25/2031	€	70,919	74,464	79,298	0.0%	(2)(4)(7)(8)(11)(12)
Astound Broadband	650 College Rd E, Suite 3100, Princeton, NJ 08540	Media	1st Lien	8.78%	S+511 Cash plus 1.50% PIK, 0.75% Floor	9/25/2029		27,442	21,789	24,503	0.0%
Astound Broadband	651 College Rd E, Suite 3100, Princeton, NJ 08540	Media	1st Lien	7.67%	S+400, 1.00% Floor	6/26/2029		408	404	408	0.0%	(4)
Asurion	1101 Church St, Nashville, TN 37203	Insurance	1st Lien	7.92%	S+425, 0.00% Floor	9/19/2030		11,460	11,384	11,346	0.0%
Authentic Brands	1411 Broadway, 21st Floor, New York, NY 10018	Textiles, Apparel & Luxury Goods	1st Lien	5.92%	S+225, 0.00% Floor	2/13/2032		29,095	29,032	29,000	0.0%
Authentic Brands	1411 Broadway, 21st Floor, New York, NY 10018	Textiles, Apparel & Luxury Goods	1st Lien	5.92%	S+225, 0.00% Floor	12/21/2028		57,392	57,200	57,340	0.0%
AVC	Level 16, 242 Exhibition Street, Melbourne VIC 3000, Australia	Hotels, Restaurants & Leisure	1st Lien	8.48%	BBSW+425, 0.00% Floor	11/24/2030	A$	60,000	41,924	40,941	0.0%	(2)(4)(7)(11)(12)
Avenu Insights	5860 Trinity Parkway, Suite 120, Centreville, VA 20120	IT Services	1st Lien	8.66%	S+500, 1.00% Floor	10/2/2029		17,200	16,977	16,599	0.0%	(7)(8)
Avenu Insights	5860 Trinity Parkway, Suite 120, Centreville, VA 20120	IT Services	1st Lien	8.41%	S+475, 1.00% Floor	10/2/2029		—	(38)	(334)	0.0%	(4)(7)(8)
Avenu Insights	5860 Trinity Parkway, Suite 120, Centreville, VA 20120	IT Services	1st Lien	8.91%	S+525, 1.00% Floor	10/2/2029		—	(57)	(214)	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Avetta	3300 Triumph Blvd. Ste. 800, Lehi, UT 84043	Software	1st Lien	7.85%	S+415, 0.50% Floor	7/28/2031		63,399	62,827	61,031	0.0%	(4)(7)(8)
Avetta	3300 Triumph Blvd. Ste. 800, Lehi, UT 84043	Software	1st Lien	7.85%	S+415, 0.50% Floor	7/26/2030		—	(80)	(277)	0.0%	(4)(7)(8)
Avid Bioservices	14191 Myford Road, Tustin, CA 92780	Pharmaceuticals	1st Lien	9.45%	S+575, 1.00% Floor	2/5/2032		25,243	24,870	24,767	0.0%	(4)(7)
Avid Bioservices	14191 Myford Road, Tustin, CA 92780	Pharmaceuticals	1st Lien	9.45%	S+575, 1.00% Floor	2/5/2031		—	(122)	(150)	0.0%	(4)(7)
Avid Bioservices	14191 Myford Road, Tustin, CA 92780	Pharmaceuticals	Common Equity/Partnership Interests	N/A	N/A	N/A		1,000 shares/units	1	1	0.1%	(7)
Avid Bioservices	14191 Myford Road, Tustin, CA 92780	Pharmaceuticals	Preferred Equity	N/A	N/A	N/A		99,000 shares/units	99	99	0.1%	(7)
Azuria Water Solutions, Inc.	580 Goddard Avenue, Chesterfield, Missouri, 63005	Commercial Services & Supplies	1st Lien	6.42%	S+275, 0.00% Floor	1/27/2033		6,176	6,159	6,124	0.0%	(4)
BCPE EMPIRE HOLDINGS INC	255 Route 1 and 9, Jersey City, NJ 07306	Consumer Staples Distribution & Retail	1st Lien	7.17%	S+350, 0.50% Floor	12/29/2032		30,815	30,493	30,391	0.0%	(2)
BDO USA	330 North Wabash Avenue, Suite 3200, Chicago, IL 60611	Professional Services	1st Lien	8.64%	S+500, 2.00% Floor	8/31/2028		191,817	189,753	187,117	0.0%	(7)(8)
BDO USA	330 North Wabash Avenue, Suite 3200, Chicago, IL 60611	Professional Services	1st Lien	8.17%	S+450, 2.00% Floor	8/31/2028		34,044	33,748	32,846	0.0%	(7)(8)
Beeline	5011 Gate Parkway, Building 100, Suite 250, Jacksonville, FL 32256	Software	1st Lien	6.32%	S+263 Cash plus 3.13% PIK, 0.75% Floor	5/2/2029		53,486	53,237	51,079	0.0%	(7)(8)
Beeline	5011 Gate Parkway, Building 100, Suite 250, Jacksonville, FL 32256	Software	1st Lien	8.95%	S+525, 0.75% Floor	5/2/2028		2,464	2,449	2,274	0.0%	(4)(7)(8)
Beeline	5011 Gate Parkway, Building 100, Suite 250, Jacksonville, FL 32256	Software	1st Lien	6.32%	S+263 Cash plus 3.13% PIK, 0.75% Floor	5/2/2029		17,878	17,666	17,074	0.0%	(7)(8)
Berry Global	101 Oakley St, PO Box 959, Evansville, IN 47710	Containers & Packaging	1st Lien	8.70%	S+500, 0.75% Floor	2/3/2032		20,644	20,242	20,037	0.0%	(4)(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Best Trash	19430 FM 1093 Rd, Richmond, TX 77407	Commercial Services & Supplies	1st Lien	8.45%	S+475, 1.00% Floor	7/10/2031		28,770	28,429	28,575	0.0%	(4)(7)(8)
Betclic Everest Group SAS	5 Rue Francois 1er, Paris, 75008, France	Hotels, Restaurants & Leisure	1st Lien	6.42%	S+275, 0.00% Floor	12/9/2031		4,000	3,990	3,996	0.0%	(2)
Biamp	9300 SW Gemini Dr, Beaverton, OR 97008	Technology Hardware, Storage & Peripherals	1st Lien	11.00%	P+425, 1.00% Floor	4/30/2030		2,000	1,917	1,588	0.0%	(4)(7)(8)
Biamp	9300 SW Gemini Dr, Beaverton, OR 97008	Technology Hardware, Storage & Peripherals	1st Lien	8.92%	S+525, 1.00% Floor	4/30/2030		41,120	40,514	38,295	0.0%	(7)(8)
Biogaran	23-25 rue Pouchet, 75017, Paris, France	Pharmaceuticals	1st Lien	6.79%	E+475, 0.00% Floor	1/31/2033	€	142,500	167,988	162,238	0.0%	(2)(7)(11)(12)
BiOrigin Specialty	44 Milton Avenue, Suite 307, Alpharetta, GA 30009	Paper & Forest Products	1st Lien	8.67%	S+500, 0.75% Floor	2/4/2031		19,800	19,549	19,089	0.0%	(7)
Blackfin	6th Floor 25 Farringdon Street, London, United Kingdom, EC4A 4AB	Oil, Gas & Consumable Fuels	1st Lien	6.69%	S+300, 0.00% Floor	9/29/2032		24,938	24,819	25,105	0.0%
Boasso	615 Channelside Drive, Suite 206, Tampa, FL 33602	Ground Transportation	1st Lien	8.42%	S+475, 0.75% Floor	3/31/2028		—	(1)	(40)	0.0%	(4)(7)(8)
Boasso	615 Channelside Drive, Suite 206, Tampa, FL 33602	Ground Transportation	1st Lien	8.42%	S+475, 0.75% Floor	6/30/2028		39,426	38,874	39,032	0.0%	(7)(8)
Bowlero	7313 Bell Creek Rd, Mechanicsville, VA 23111	Leisure Products	1st Lien	7.25%	7.25%	10/15/2032		15,042	14,537	13,316	0.0%	(2)
Bowlero	7313 Bell Creek Rd Mechanicsville, VA 23111	Leisure Products	1st Lien	6.92%	S+325, 0.00% Floor	9/22/2032		13,021	12,930	11,915	0.0%	(2)
BOX Partners	2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	1st Lien	11.44%	S+776 Cash plus 0.96% PIK, 0.75% Floor	12/11/2028		7,604	7,604	5,703	0.0%	(7)
Brookfield Infrastructure Partners	73 Front Street, 5th Floor, Hamilton, HM 12, Bermuda	Oil, Gas & Consumable Fuels	1st Lien	5.65%	S+200, 0.00% Floor	12/6/2030		8,984	9,008	9,008	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Busy Bees	10A Chandos Street, First Floor, London, England, W1G 9LE, United Kingdom	Diversified Consumer Services	1st Lien	8.23%	SONIA+450, 0.00% Floor	2/29/2032	£	129,900	173,437	172,294	0.0%	(2)(11)(12)
Caesars Entertainment	100 W. Liberty St. 12th Floor, Reno, NV 89501	Hotels, Restaurants & Leisure	1st Lien	5.92%	S+225, 0.50% Floor	2/6/2031		13,753	13,760	13,392	0.0%	(2)
Cambrex	One Meadowlands Plaza, East Rutherford, NJ 07073	Life Sciences Tools & Services	1st Lien	8.18%	S+450, 0.75% Floor	3/5/2032		137,104	135,849	137,104	0.0%	(4)(7)
Camin Cargo	1001 Shaw Avenue, #300, Pasadena, TX 77506	Energy Equipment & Services	1st Lien	9.17%	S+550, 1.00% Floor	12/7/2029		37,242	36,658	35,795	0.0%	(4)(7)(8)
Carlisle Fluid Technologies	16430 N. Scottsdale Rd, Suite 400, Scottsdale, AZ 85254	Machinery	1st Lien	10.17%	S+650, 1.00% Floor	10/2/2029		14,625	14,384	14,349	0.0%	(7)(8)
Catalent	14 Schoolhouse Road, Somerset, NJ 08873	Pharmaceuticals	1st Lien	8.67%	S+500, 0.75% Floor	12/18/2031		200,373	196,943	198,078	0.0%	(4)(7)(8)
Cenavera	9366 East Raintree Drive, Suite 101, Scottsdale, AZ 85260	Consumer Staples Distribution & Retail	1st Lien	8.20%	S+450, 0.75% Floor	10/1/2032		21,053	20,810	20,805	0.0%	(4)(7)
Cenavera	9366 East Raintree Drive, Suite 101, Scottsdale, AZ 85260	Consumer Staples Distribution & Retail	1st Lien	4.70%	S+100, 0.75% Floor	10/1/2032		—	(20)	(40)	0.0%	(4)(7)
Cerity Partners	99 Park Ave, 16th Floor, New York, NY 10016	Financial Services	1st Lien	8.17%	S+450, 0.75% Floor	7/28/2031		2,081	1,919	1,766	0.0%	(4)(7)
CFC Group	8 Bishopsgate, London, EC2N 4BQ, United Kingdom	Financial Services	1st Lien	7.16%	S+350, 0.00% Floor	7/1/2032		16,633	16,222	15,967	0.0%	(2)(12)
Chamberlain Group	300 Windsor Drive, Oak Brook, IL 60523	Building Products	1st Lien	6.42%	S+275, 0.00% Floor	9/8/2032		53,657	53,434	53,230	0.0%
Chernin Entertainment	12180 Millennium Drive, Suite #500, Playa Vista, CA 90094	Entertainment	1st Lien	9.30%	S+560, 0.50% Floor	7/1/2027		81,738	81,045	81,738	0.0%	(7)(8)
CINC Systems	3055 Breckinridge Boulevard, Suite 310, Duluth, GA 30096	Software	1st Lien	8.92%	S+525, 0.75% Floor	1/18/2030		6,397	6,310	6,201	0.0%	(4)(7)(8)
Circor	30 Corporate Drive, Suite 200, Burlington, MA 01803	Machinery	1st Lien	6.67%	S+300, 0.00% Floor	10/17/2031		24,256	24,167	24,296	0.0%	(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Citation Group	Kings Court, Water Lane, Wilmslow, SK9 5AR, United Kingdom	Professional Services	1st Lien	9.05%	SONIA+475, 0.00% Floor	1/15/2032	£	94,351	111,989	121,496	0.0%	(2)(4)(7)(11)(12)
Clanwilliam	Suite 17, Block A The Courtyard, Carmanhall Rd, Sandyford Business Park, Dublin, D18 K33C, Ireland	Software	1st Lien	7.38%	E+525, 0.00% Floor	3/12/2032	€	233	388	(261)	0.0%	(2)(4)(7)(11)(12)
Clanwilliam	Suite 17, Block A The Courtyard, Carmanhall Rd, Sandyford Business Park, Dublin, D18 K33C, Ireland	Software	1st Lien	7.38%	E+525, 0.00% Floor	9/13/2032	€	55,290	64,343	59,467	0.0%	(2)(4)(7)(11)(12)
Clarience Technologies	20600 Civic Center Dr, Southfield, MI 48076	Automobile Components	1st Lien	9.44%	S+575, 0.75% Floor	2/13/2032		—	(171)	(129)	0.0%	(4)(7)
Clarience Technologies	20600 Civic Center Dr, Southfield, MI 48076	Automobile Components	1st Lien	8.44%	S+475, 0.75% Floor	2/13/2032		218,512	217,303	217,263	0.0%	(4)(7)
Clarience Technologies	20600 Civic Center Dr, Southfield, MI 48076	Automobile Components	1st Lien	8.44%	S+475, 0.75% Floor	2/13/2031		—	(33)	(97)	0.0%	(4)(7)
CNSI	1600 Tysons Blvd, Suite 1000 McLean, VA 22102	Health Care Technology	1st Lien	9.20%	S+550, 0.50% Floor	12/17/2029		37,224	36,390	37,224	0.0%	(4)(7)(8)
CNSI	1600 Tysons Blvd, Suite 1000 McLean, VA 22102	Health Care Technology	1st Lien	9.45%	S+575, 0.50% Floor	12/17/2029		2,898	2,858	2,898	0.0%	(7)(8)
Cogentrix	13860 Ballantyne Corporate Place, Suite 300, Charlotte, NC 28277	Independent Power & Renewable Electricity Producers	1st Lien	5.92%	S+225, 0.00% Floor	2/26/2032		13,275	13,246	13,297	0.0%
Cohesity	2625 Augustine Dr Santa Clara, CA 95054	Software	1st Lien	7.43%	S+375, 0.00% Floor	12/9/2031		22,852	22,554	21,938	0.0%
CohnReznick	1301 Avenue of the Americas, 10th Floor, New York, NY 10019	Professional Services	1st Lien	6.95%	S+325, 0.00% Floor	3/31/2032		9,394	9,355	9,133	0.0%	(4)
Colonial	1000 Lake St, Alpharetta, GA 30009	Energy Equipment & Services	1st Lien	5.38%	S+175, 0.00% Floor	7/30/2032		10,945	10,904	10,922	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
CompoSecure Holdings LLC	309 Pierce Street, Somerset, NJ 08873	Electronic Equipment, Instruments & Components	1st Lien	5.93%	S+225, 0.00% Floor	1/14/2033		10,000	9,988	9,994	0.0%	(2)
CompTIA	3500 Lacey Road, Suite 100, Downers Grove, IL 60515	Software	1st Lien	8.70%	S+500, 0.75% Floor	1/9/2032		37,312	36,919	35,193	0.0%	(4)(7)(8)
Conga Corp	13699 Via Varra Broomfield, Broomfield, CO 80020	Software	1st Lien	7.66%	S+400, 0.00% Floor	5/6/2028		7,736	7,471	6,247	0.0%	(7)
Congruex	2595 CANYON BLVD. SUITE 400, Boulder, CO 80302	Multi-Utilities	1st Lien	5.35%	S+590, 0.75% Floor	5/3/2029		32,029	31,664	21,815	0.0%	(8)
CONSTELLATION AUTOMOTIVE	Form 2, 18 Bartley Way, Hook RG27 9XA, United Kingdom	Specialty Retail	1st Lien	8.37%	E+625, 0.00% Floor	4/3/2031	€	8,869	9,500	10,226	0.0%	(2)(7)(11)(12)
CONSTELLATION AUTOMOTIVE	Form 2, 18 Bartley Way, Hook RG27 9XA, United Kingdom	Specialty Retail	1st Lien	10.00%	SONIA+625, 0.00% Floor	3/21/2031	£	21,455	27,489	28,327	0.0%	(2)(7)(11)(12)
Consumer Cellular	9363 E Bahia Dr, Scottsdale, AZ 85260	Wireless Telecommunication Services	1st Lien	8.70%	S+500, 0.75% Floor	5/13/2032		94,292	93,425	94,527	0.0%	(4)(7)
Convergint	One Commerce Drive, Schaumburg, IL 60173	Commercial Services & Supplies	1st Lien	6.92%	S+325, 0.00% Floor	7/9/2032		26,254	26,147	26,270	0.0%
CoreTrust	601 11th Ave N, Suite 700, Nashville, TN 37203	Commercial Services & Supplies	1st Lien	8.92%	S+525, 0.75% Floor	10/1/2029		43,000	42,321	42,503	0.0%	(4)(7)
Corpuls	Hauswiesenstraße 26, 86916, Kaufering, Germany	Health Care Equipment & Supplies	1st Lien	8.63%	E+650, 0.50% Floor	6/28/2030	€	20,000	21,533	23,001	0.0%	(2)(7)(8)(11)(12)
Corpuls	Hauswiesenstraße 26, 86916, Kaufering, Germany	Health Care Equipment & Supplies	1st Lien	7.63%	E+550, 0.50% Floor	6/28/2030	€	—	(24)	(94)	0.0%	(2)(4)(7)(8)(11)(12)
CorroHealth	6509 Windcrest Dr., Suite 165, Plano, TX 75024	Health Care Providers & Services	1st Lien	8.67%	S+500, 0.75% Floor	8/7/2031		43,429	42,730	41,290	0.0%	(4)(7)
Couchbase	3155 Olsen Dr suite 150, San Jose, CA 95117	Software	1st Lien	13.00%	13.00% PIK	9/24/2033		23,998	23,557	22,138	0.0%	(7)
Couchbase	3155 Olsen Dr suite 150, San Jose, CA 95117	Software	1st Lien	9.42%	S+575, 0.50% Floor	9/24/2031		152,304	150,145	145,450	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Couchbase	3155 Olsen Dr suite 150, San Jose, CA 95117	Software	1st Lien	9.42%	S+575, 0.50% Floor	9/24/2030		—	(183)	(509)	0.0%	(4)(7)
Coupa Software	1855 S. Grant Street, San Mateo, CA 94402	Software	1st Lien	9.17%	S+550, 0.75% Floor	2/27/2030		—	(35)	(197)	0.0%	(4)(7)(8)
Coupa Software	1855 S. Grant Street, San Mateo, CA 94402	Software	1st Lien	9.17%	S+550, 0.75% Floor	2/27/2029		—	(46)	(123)	0.0%	(4)(7)(8)
Coupa Software	1855 S. Grant Street, San Mateo, CA 94402	Software	1st Lien	8.92%	S+525, 0.75% Floor	2/27/2030		54,317	53,440	52,144	0.0%	(7)(8)
CQP	845 Texas Avenue, Houston, TX 77002	Oil, Gas & Consumable Fuels	1st Lien	5.45%	S+175, 0.00% Floor	12/31/2032		35,256	35,285	35,130	0.0%
Creative Artists Agency	2000 Avenue of the Stars, Los Angeles, CA 90067	Entertainment	1st Lien	6.17%	S+250, 0.00% Floor	10/1/2031		8,957	8,956	8,962	0.0%
Creative Planning	5454 W 110th St, Overland Park, KS 66211	Banks	1st Lien	5.67%	S+200, 0.00% Floor	5/17/2031		49,170	49,032	48,908	0.0%
Crete PA	4350 W Cypress St, Suite 100, Tampa, FL 33607	Professional Services	1st Lien	8.45%	S+475, 1.00% Floor	11/26/2030		109,493	108,984	108,671	0.0%	(7)
Crete PA	4350 W Cypress St, Suite 100, Tampa, FL 33607	Professional Services	1st Lien	8.70%	S+500, 1.00% Floor	11/26/2030		12,019	11,790	11,447	0.0%	(4)(7)
Crunch Fitness	622 Third Avenue, 28th Floor, New York, NY 10017	Hotels, Restaurants & Leisure	1st Lien	8.42%	S+475, 0.75% Floor	9/26/2031		—	(103)	(177)	0.0%	(4)(7)
Crunch Fitness	622 Third Avenue, 28th Floor, New York, NY 10017	Hotels, Restaurants & Leisure	1st Lien	8.17%	S+450, 0.75% Floor	9/26/2031		175,781	175,771	174,463	0.0%	(7)
Culligan	Fourth Floor Abbots House, Abbey Street, Reading, Berkshire, United Kingdom, RG1 3BD	Household Products	1st Lien	6.16%	S+250, 0.50% Floor	7/31/2028		2,564	2,563	2,561	0.0%
Curia	24 Corporate Circle, Albany, NY 12203	Life Sciences Tools & Services	1st Lien	9.92%	S+300 Cash plus 3.25% PIK, 0.00% Floor	12/6/2029		206,524	203,680	187,937	0.0%	(7)
Databricks	160 Spear St, 15th Floor, San Francisco, CA 94105	Software	1st Lien	8.17%	S+450, 0.00% Floor	1/5/2032		146,113	145,591	144,920	0.0%	(4)
Datavant	160 Spear St, 15th Floor, San Francisco, CA 94105	Health Care Technology	1st Lien	8.42%	S+475, 0.75% Floor	9/2/2031		200,472	198,603	195,144	0.0%	(4)(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Datavant	160 Spear St, 15th Floor, San Francisco, CA 94105	Health Care Technology	1st Lien	8.67%	S+500, 0.75% Floor	9/2/2031		—	(134)	(227)	0.0%	(4)(7)
Datavant	160 Spear St, 15th Floor, San Francisco, CA 94105	Health Care Technology	1st Lien	8.42%	S+475, 0.75% Floor	8/30/2031		—	—	(194)	0.0%	(4)(7)
Delivery Hero	Oranienburger Strasse 70, Berlin, Baden-Wurttemberg, 10117, Germany	Hotels, Restaurants & Leisure	Unsecured Debt	3.25%	3.25%	2/21/2030	€	9,100	10,407	9,830	0.0%	(2)(8)(11)(12)
Delivery Hero	Oranienburger Strasse 70, Berlin, Baden-Wurttemberg, 10117, Germany	Hotels, Restaurants & Leisure	1st Lien	7.78%	K+500, 0.50% Floor	12/12/2029	~~W~~	194,831,194	139,304	125,931	0.0%	(2)(8)(11)(12)
Delivery Hero	Oranienburger Strasse 70, Berlin, Baden-Wurttemberg, 10117, Germany	Hotels, Restaurants & Leisure	1st Lien	8.64%	S+500, 0.50% Floor	12/12/2029		4,693	4,653	4,621	0.0%	(2)(8)(12)
Delivery Hero	Oranienburger Strasse 70, Berlin, Baden-Wurttemberg, 10117, Germany	Hotels, Restaurants & Leisure	1st Lien	8.72%	S+500, 0.50% Floor	6/16/2032		215,757	210,416	209,016	0.0%	(2)(8)(12)
Dental Care Alliance	6240 Lake Osprey Dr, Lakewood Ranch, FL 34240	Health Care Providers & Services	1st Lien	12.09%	12.09%	4/3/2028		2,397	2,397	1,873	0.0%	(7)(10)
Dental Corp	181 Bay Street, Suite 2600, Toronto, Ontario, M5J 2T3, Canada	Health Care Providers & Services	1st Lien	7.31%	C+500, 0.75% Floor	1/14/2033	C$	102,582	73,022	72,793	0.0%	(2)(4)(7)(11)
Dr. Scholls	119 Cherry Hill Road, Parsippany, NJ 07054	Personal Care Products	1st Lien	8.92%	S+525, 1.00% Floor	11/1/2028		20,893	20,810	20,671	0.0%	(4)(7)(8)
Dragon Buyer	850 New Burton Road, Suite 201, Dover, DE 19904	Capital Markets	1st Lien	6.45%	S+275, 0.00% Floor	9/30/2031		3,206	3,192	3,062	0.0%
Duravant	3500 Lacey Road, Suite 290., Downers Grove, IL 60515	Machinery	1st Lien	6.95%	S+325, 0.00% Floor	11/26/2032		19,950	19,859	20,060	0.0%
DXC	2010 Main Street, Suite 750, Irvine, CA 92614	Health Care Technology	1st Lien	8.20%	S+450, 0.50% Floor	7/24/2032		49,719	49,466	48,334	0.0%	(4)(7)
Dynagrid	725 East Jones Street, Lewisville, TX 75057	Construction & Engineering	1st Lien	8.45%	S+475, 1.00% Floor	2/13/2032		18,609	18,283	18,470	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
EAB	2445 M Street NW, Washington, DC 20037	Professional Services	1st Lien	6.70%	S+300, 0.00% Floor	1/31/2030		5,220	5,191	4,508	0.0%	(4)(7)
EAB	2445 M Street NW, Washington, DC 20037	Professional Services	1st Lien	6.70%	S+300, 0.50% Floor	8/16/2030		58,605	58,408	52,379	0.0%
Eagle Railcar	9701 E. I-20. Eastland, TX 76448	Transportation Infrastructure	1st Lien	8.20%	S+450, 0.50% Floor	6/14/2032		112,096	111,439	110,655	0.0%	(4)(7)
Eating Recovery Center	7351 E. Lowry Blvd, Ste 200, Denver, CO 80230	Health Care Providers & Services	1st Lien	6.50%	6.50%	3/29/2030		2,067	3,933	2,023	0.0%	(4)(7)(10)
Eating Recovery Center	7351 E. Lowry Blvd, Ste 200, Denver, CO 80230	Health Care Providers & Services	1st Lien	1.00%	1.00%	3/29/2030		11,291	31,136	1,581	0.0%	(7)(10)
ECS Group	Roissytech 1 rue du pré BP 59 103	Air Freight & Logistics	1st Lien	7.13%	E+500, 0.00% Floor	1/22/2033	€	101,032	116,134	113,957	0.0%	(2)(4)(7)(11)(12)
Edelman Financial Services	4000 Legato Road, 9th Floor, Fairfax, VA 22030	Capital Markets	1st Lien	6.67%	S+300, 0.00% Floor	4/7/2028		60,172	60,101	60,184	0.0%
EG Group	EG Waterside Head Office, Haslingden Rd, Guide, Blackburn BB1 2FA, United Kingdom	Specialty Retail	1st Lien	11.25%	S+750, 0.50% Floor	11/30/2028		118,022	115,389	124,808	0.0%	(2)(7)
EG Group	EG Waterside Head Office, Haslingden Rd, Guide, Blackburn BB1 2FA, United Kingdom	Specialty Retail	1st Lien	6.92%	S+325, 0.00% Floor	2/10/2031		3,100	3,093	3,107	0.0%	(2)
Electronic Arts	209 Redwood Shores Parkway, Redwood City, CA 94065	Interactive Media & Services	1st Lien	7.17%	S+350, 0.00% Floor	3/24/2033		28,000	27,580	27,860	0.0%
Emerson Climate Technologies	1675 Campbell Rd, Sidney, OH 45365	Building Products	1st Lien	5.95%	S+225, 0.00% Floor	8/4/2031		16,241	16,206	16,233	0.0%
Emerson Climate Technologies	1675 Campbell Rd, Sidney, OH 45365	Building Products	1st Lien	5.92%	S+225, 0.00% Floor	5/31/2030		3,133	3,127	3,132	0.0%
EmpiRx Health	155 Chestnut Ridge Rd, Montvale, NJ 07645	Health Care Providers & Services	1st Lien	8.42%	S+475, 1.00% Floor	8/6/2029		19,950	19,770	19,800	0.0%	(7)
Encore	5100 N. River Road, Schiller Park, IL 60176	Commercial Services & Supplies	1st Lien	8.67%	S+500, 0.75% Floor	12/5/2029		3,897	3,575	2,815	0.0%	(4)(7)
Encore	5100 N. River Road, Schiller Park, IL 60176	Commercial Services & Supplies	1st Lien	8.67%	S+500, 0.75% Floor	12/5/2031		200,326	196,900	190,309	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Endeavor	9601 Wilshire Boulevard, Beverly Hills, CA	Hotels, Restaurants & Leisure	1st Lien	7.42%	S+375, 0.00% Floor	3/24/2028		39,692	39,546	39,494	0.0%	(7)
Endeavor	9601 Wilshire Boulevard, Beverly Hills, CA	Hotels, Restaurants & Leisure	1st Lien	6.42%	S+275, 0.00% Floor	3/24/2032		49,600	49,630	49,550	0.0%
Ensemble Health	11511 Reed Hartman Highway, Blue Ash, OH 45241	Health Care Providers & Services	1st Lien	6.66%	S+300, 0.00% Floor	2/9/2033		49,435	49,374	48,961	0.0%
Entertainment Partners	2950 N. Hollywood Way, Burbank, CA 91505	Entertainment	1st Lien	7.29%	S+361, 0.50% Floor	11/6/2028		3,741	3,688	2,376	0.0%
Enverus	2901 Via Fortuna, Building 6, Suite 100, Austin, TX 78746	Software	1st Lien	8.17%	S+450, 0.75% Floor	12/20/2032		310,668	309,612	306,642	0.0%	(4)(7)
Ergotron	1181 Trapp Road, Saint Paul, MN 55121	Household Products	Common Equity/Partnership Interests	N/A	N/A	N/A		500 shares/units	50	55	0.0%	(7)
Ergotron	1181 Trapp Road, Saint Paul, MN 55121	Household Products	1st Lien	8.92%	S+525, 0.75% Floor	7/6/2028		8,806	8,728	8,740	0.0%	(7)
Escalent	17430 College Parkway, Livonia, MI 48152	Professional Services	1st Lien	9.70%	S+600, 1.00% Floor	4/7/2029		9,095	8,927	8,903	0.0%	(4)(7)(8)
Esdec	Strawinskylaan 567, 1077 XX, Amsterdam, Netherlands	Building Products	1st Lien	7.00%	7.00%	8/30/2028	€	62,693	66,457	32,971	0.0%	(2)(7)(8)(10)(11)
Esdec	Strawinskylaan 567, 1077 XX, Amsterdam, Netherlands	Building Products	1st Lien	8.94%	8.94%	8/30/2028		708	296	305	0.0%	(2)(8)(10)
Evelyn	45 Gresham Street, London, EC2V 7BG, United Kingdom	Financial Services	1st Lien	9.27%	SONIA+550, 0.00% Floor	6/24/2031	£	—	(25)	—	0.0%	(2)(4)(7)(8)(11)(12)
Evelyn	45 Gresham Street, London, EC2V 7BG, United Kingdom	Financial Services	1st Lien	9.01%	SONIA+525, 0.00% Floor	6/24/2031	£	68,523	86,235	90,697	0.0%	(2)(7)(8)(11)(12)
Everbridge	8300 Boone Blvd., Suite 800, Vienna, VA 22182	Software	1st Lien	8.66%	S+500, 0.75% Floor	7/2/2031		66,663	66,391	65,414	0.0%	(4)(7)(8)
ExactCare	8333 Rockside Road, Valley View, OH 44125	Health Care Providers & Services	1st Lien	9.17%	S+550, 1.00% Floor	11/5/2029		39,762	38,946	39,762	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
ExamWorks	3280 Peachtree Road NE, Suite 2625, Atlanta, GA 30305	Health Care Providers & Services	1st Lien	7.42%	S+375, 0.00% Floor	8/2/2028		—	(105)	—	0.0%	(4)(7)
ExamWorks	3280 Peachtree Road NE, Suite 2625, Atlanta, GA 30305	Health Care Providers & Services	1st Lien	6.17%	S+250, 0.50% Floor	2/6/2033		31,261	31,256	31,261	0.0%
Excelligence	4859 W Slauson Ave, STE 703, Los Angeles, CA 90056	Diversified Consumer Services	1st Lien	9.45%	S+575, 1.00% Floor	1/18/2030		92,681	91,332	79,157	0.0%	(4)(7)(8)
Exemplar Healthcare	Ferham House, Kimberworth Road, Rotherham, S61 1AJ, United Kingdom	Health Care Providers & Services	1st Lien	9.25%	SONIA+550, 0.00% Floor	9/30/2031	£	50,400	65,929	65,042	0.0%	(2)(4)(7)(11)(12)
FE Fundinfo	30 Great Pulteney Street, London, United Kingdom, W1F 9NN	Financial Services	1st Lien	8.82%	SONIA+495, 0.00% Floor	12/13/2027	£	51,774	60,918	59,880	0.0%	(2)(4)(7)(11)(12)
Fertitta Entertainment	1510 West Loop South, Houston, TX 77027	Hotels, Restaurants & Leisure	1st Lien	6.92%	S+325, 0.50% Floor	1/27/2029		21,093	21,080	20,724	0.0%
FGS Global	909 Third Avenue, 32nd Fl, New York, NY 10022	Professional Services	1st Lien	5.00%	S+500, 0.00% Floor	9/20/2031		—	(92)	(228)	0.0%	(4)(7)(12)
FGS Global	909 Third Avenue, 32nd Fl, New York, NY 10022	Professional Services	1st Lien	8.23%	S+450, 0.00% Floor	11/25/2031		61,788	60,997	60,861	0.0%	(7)(12)
First Student	191 Rosa Parks Street, 8th Floor, Cincinnati, OH 45202	Ground Transportation	1st Lien	5.95%	S+225, 0.00% Floor	8/15/2030		9,399	9,395	9,380	0.0%
Flutter Entertainment	Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, D04 V972, Ireland	Hotels, Restaurants & Leisure	1st Lien	5.70%	S+200, 0.50% Floor	6/4/2032		3,970	3,961	3,935	0.0%	(2)
FLYNN RESTAURANT GROUP	6200 Oak Tree Blvd #250, Independence, OH 44131	Hotels, Restaurants & Leisure	1st Lien	7.42%	S+375, 0.00% Floor	1/28/2032		20,503	20,336	20,184	0.0%
Forterro	3 Cavendish Square, London, W1G 0LB, United Kingdom	Software	1st Lien	4.75%	SARON+475, 0.00% Floor	7/9/2029		4,430	4,721	5,388	0.0%	(2)(7)(8)(11)(12)
Forterro	3 Cavendish Square, London, W1G 0LB, United Kingdom	Software	1st Lien	8.51%	E+475, 0.00% Floor	7/9/2029	€	39,657	41,376	43,601	0.0%	(2)(4)(7)(8)(11)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Forterro	3 Cavendish Square, London, W1G 0LB, United Kingdom	Software	1st Lien	6.83%	STIBOR+475, 0.00% Floor	7/9/2029	Skr	35,658	3,344	3,663	0.0%	(2)(7)(8)(11)(12)
Forterro	3 Cavendish Square, London, W1G 0LB, United Kingdom	Software	1st Lien	8.51%	SONIA+475, 0.00% Floor	7/9/2029	£	3,847	4,933	4,951	0.0%	(2)(7)(8)(11)(12)
Fortis Fire	1515 Woodfield Road, Suite 630, Schaumburg, IL 60173	Industrial Conglomerates	Common Equity/Partnership Interests	N/A	N/A	N/A		9 shares/units	90	138	0.2%	(7)(8)
Fortnox	Bollgatan 3b, Vaxjo, Sweden	Software	1st Lien	6.27%	STIBOR+425, 0.00% Floor	6/17/2032	Skr	658,611	67,840	67,485	0.0%	(2)(7)(11)(12)
Fortnox	Bollgatan 3b, Vaxjo, Sweden	Software	1st Lien	6.77%	STIBOR+475, 0.00% Floor	6/17/2032	Skr	—	(580)	(565)	0.0%	(2)(4)(7)(11)(12)
Froneri	Leeming Bar Industrial Estate, Northallerton, North Yorkshire, England	Food Products	1st Lien	5.88%	S+225, 0.00% Floor	9/30/2032		9,476	9,456	9,311	0.0%	(2)
Froneri	Leeming Bar Industrial Estate, Northallerton, North Yorkshire, England	Food Products	1st Lien	5.88%	S+225, 0.00% Floor	9/30/2031		13,134	13,038	12,894	0.0%	(2)
Funecap	17 Rue De L’Arrivée, 75015 Paris, France	Diversified Consumer Services	1st Lien	8.13%	E+600, 0.00% Floor	11/13/2032	€	88,078	100,128	99,198	0.0%	(2)(4)(7)(11)(12)
G&A	17220 Katy Freeway, Suite 350, Houston, TX 77094	Professional Services	1st Lien	8.67%	S+500, 0.75% Floor	3/1/2031		2,525	2,493	2,519	0.0%	(7)(8)
G&A	17220 Katy Freeway, Suite 350, Houston, TX 77094	Professional Services	1st Lien	8.42%	S+475, 0.75% Floor	3/1/2030		—	(23)	(4)	0.0%	(4)(7)(8)
G&A	17220 Katy Freeway, Suite 350, Houston, TX 77094	Professional Services	1st Lien	8.67%	S+500, 0.75% Floor	3/3/2031		26,229	25,961	26,163	0.0%	(7)(8)
G2CI	12950 Worldgate Dr #600, Herndon, VA 20170	Software	1st Lien	8.45%	S+475, 0.75% Floor	10/1/2029		—	(148)	(252)	0.0%	(4)(7)(8)
G2CI	12950 Worldgate Dr #600, Herndon, VA 20170	Software	1st Lien	8.45%	S+475, 0.75% Floor	9/30/2030		121,249	119,401	118,218	0.0%	(7)(8)
Gainwell	225 E. John Carpenter Fwy., Suite 500, Irving, TX 75062	Health Care Technology	1st Lien	7.80%	S+410, 0.75% Floor	10/1/2027		117,798	116,024	114,608	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Galaxy Service Partners	450 Park Ave, New York, NY 10022	Commercial Services & Supplies	1st Lien	8.42%	S+475, 1.00% Floor	10/17/2031		40,336	40,135	39,828	0.0%	(4)(7)
Galway	1 California Street, Suite 400, San Francisco, CA 94111	Insurance	1st Lien	8.20%	S+450, 0.75% Floor	9/29/2028		36,140	35,931	35,952	0.0%	(4)(7)(8)
Gannett	1675 Broadway, 23rd Floor, New York, NY 10019	Media	1st Lien	6.00%	6.00%	12/1/2031		500	524	775	0.0%	(2)(7)
Gannett	1675 Broadway, 23rd Floor, New York, NY 10019	Media	1st Lien	8.16%	S+450, 1.50% Floor	10/15/2029		193,974	192,018	192,960	0.0%	(2)(4)
GardaWorld	2300 rue Emile-Bélanger, Saint-Laurent, Quebec, H4R 3J4, Canada	Commercial Services & Supplies	1st Lien	6.42%	S+275, 0.00% Floor	2/1/2029		21,135	21,026	21,030	0.0%	(2)
Gateway Services	109 – 230 Hanlon Creek Boulevard Guelph, Ontario, N1C 0A1, Canada	Diversified Consumer Services	1st Lien	8.45%	S+475, 0.75% Floor	9/22/2028		92,061	91,652	91,344	0.0%	(4)(7)
Gateway Services	109 – 230 Hanlon Creek Boulevard Guelph, Ontario, N1C 0A1, Canada	Diversified Consumer Services	1st Lien	10.20%	S+650, 0.75% Floor	9/22/2028		0	(10)	(20)	0.0%	(4)(7)
GC Waves	1200 17th St., Suite 500, Denver, CO 80202	Financial Services	1st Lien	8.17%	S+450, 0.75% Floor	10/4/2030		107,855	107,514	105,969	0.0%	(4)(7)(8)
Gen II	805 Third Avenue, 24th Floor, New York, NY 10022	Financial Services	1st Lien	6.45%	S+275, 0.00% Floor	11/26/2031		12,672	12,645	12,561	0.0%
Genesee & Wyoming	20 West Ave., Darien, CT 06820	Ground Transportation	1st Lien	5.45%	S+175, 0.00% Floor	4/10/2031		25,718	25,622	25,624	0.0%
Genmab	Carl Jacobsens Vej 30, 2500 Valby, Denmark	Pharmaceuticals	1st Lien	6.70%	S+300, 0.00% Floor	12/10/2032		43,875	43,663	44,091	0.0%	(2)(12)
GIP Pilot	1345 Avenue of the Americas, New York, NY 10105	Oil, Gas & Consumable Fuels	1st Lien	5.65%	S+200, 0.00% Floor	10/4/2030		1,958	1,970	1,963	0.0%
Golden Hippo	23251 Mulholland Dr, Woodland Hills, CA 91364	Consumer Staples Distribution & Retail	1st Lien	7.91%	S+425, 2.00% Floor	2/5/2031		152,538	150,166	150,093	0.0%	(4)(7)(8)
Grant Thornton Advisors	3333 Finley Road, Suite 700, Downers Grove, Illinois 60515	Professional Services	1st Lien	6.42%	S+275, 0.00% Floor	6/2/2031		83,911	83,744	78,544	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Grant Thornton UK	30 Finsbury Square, London EC2A 1AG, United Kingdom	Professional Services	1st Lien	8.73%	SONIA+500, 0.00% Floor	4/14/2032	£	109,980	142,762	142,294	0.0%	(2)(7)(8)(11)(12)
GrayMatter	100 Global View Drive, Warrendale, PA 15086	IT Services	Common Equity/Partnership Interests	N/A	N/A	N/A		773 shares/units	77	43	0.0%	(7)(8)
GrayMatter	100 Global View Drive, Warrendale, PA 15086	IT Services	1st Lien	8.95%	S+525, 1.00% Floor	5/1/2030		6,564	6,458	6,305	0.0%	(4)(7)(8)
Greencross	36 Balaclava Street, Woolloongabba, QLD 4102, Australia	Diversified Consumer Services	1st Lien	8.86%	BBSW+450, 0.00% Floor	3/23/2028	A$	325,204	218,410	223,814	0.0%	(2)(7)(8)(11)
GridTek	1684 W Hibiscus Blvd., Melbourne, FL 32901	Electric Utilities	1st Lien	8.68%	S+500, 0.50% Floor	6/9/2031		172,414	171,025	171,048	0.0%	(4)(7)(8)
GridTek	1684 W Hibiscus Blvd., Melbourne, FL 32901	Electric Utilities	1st Lien	8.68%	S+500, 0.50% Floor	6/7/2030		1,962	1,796	1,785	0.0%	(4)(7)(8)
Gruppo Florence	43 Via Manzoni, 20121 Milan, Italy	Textiles, Apparel & Luxury Goods	1st Lien	9.04%	E+700, 0.00% Floor	10/17/2030	€	74,500	77,420	74,916	0.0%	(2)(7)(8)(11)
GSI	225 Westmoor Dr, Westminster, CO 80021	Construction & Engineering	1st Lien	8.18%	S+450, 0.75% Floor	10/15/2031		81,830	81,039	81,066	0.0%	(4)(7)(8)
Hanger	10910 Domain Drive, Suite 300 Austin, TX 78758	Health Care Providers & Services	1st Lien	7.17%	S+350, 0.00% Floor	10/23/2031		27,492	27,384	27,594	0.0%	(4)
Hargreaves Lansdown	One College Square South, Anchor Road, Bristol BS1 5HL, United Kingdom	Financial Services	1st Lien	8.73%	SONIA+500, 0.00% Floor	3/27/2032	£	134,986	171,694	178,667	0.0%	(2)(7)(11)(12)
Heat Makes Sense	300 Meserole St # 3, Brooklyn, NY 11206	Personal Care Products	1st Lien	9.14%	S+540, 0.75% Floor	7/1/2029		7,891	7,803	7,891	0.0%	(7)(8)
Heat Makes Sense	300 Meserole St # 3, Brooklyn, NY 11206	Personal Care Products	1st Lien	9.63%	S+590, 0.75% Floor	7/1/2029		34,213	33,817	34,213	0.0%	(7)(8)
Heat Makes Sense	300 Meserole St # 3, Brooklyn, NY 11206	Personal Care Products	1st Lien	9.24%	S+550, 0.75% Floor	7/1/2028		—	(13)	—	0.0%	(4)(7)(8)
Heat Makes Sense	300 Meserole St # 3, Brooklyn, NY 11206	Personal Care Products	Common Equity/Partnership Interests	N/A	N/A	N/A		50 shares/units	33	—	0.0%	(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Heritage Environmental Services	6510 Telecom Drive, Indianapolis, IN 46231	Commercial Services & Supplies	1st Lien	8.70%	S+500, 0.75% Floor	1/31/2031		32,019	31,856	31,699	0.0%	(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis, IN 46231	Commercial Services & Supplies	1st Lien	8.95%	S+525, 0.75% Floor	1/31/2030		—	(117)	—	0.0%	(4)(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis, IN 46231	Commercial Services & Supplies	1st Lien	9.20%	S+550, 0.75% Floor	1/31/2030		—	(4)	—	0.0%	(4)(7)(8)
Heritage Environmental Services	6510 Telecom Drive, Indianapolis, IN 46231	Commercial Services & Supplies	1st Lien	8.92%	S+525, 0.75% Floor	1/31/2031		86,877	85,898	86,877	0.0%	(7)(8)
Heubach	6, rue Eugene Ruppert, L-2453, Luxembourg	Chemicals	1st Lien	13.75%	13.75%	1/3/2029		485	485	243	0.0%	(2)(7)(10)
Heubach	6, rue Eugene Ruppert, L-2453, Luxembourg	Chemicals	1st Lien	10.75%	10.75%	1/3/2029		9,588	9,466	—	0.0%	(2)(7)(10)
HHAeXchange	130 West 42nd street, 2nd Floor, New York, NY 10036	Software	1st Lien	9.22%	S+555 Cash plus 2.93% PIK, 0.75% Floor	6/16/2031		78,302	78,302	76,736	0.0%	(7)
Higginbotham	1300 Summit Ave, Suite 750, Fort Worth, TX 76102	Insurance	Preferred Equity	N/A	N/A	N/A		50,000 shares/units	49	50	0.0%	(7)
Higginbotham	1300 Summit Ave, Suite 750, Fort Worth, TX 76102	Insurance	1st Lien	8.17%	S+450, 1.00% Floor	6/11/2031		138,069	137,719	134,546	0.0%	(4)(7)
Hilb Group	6802 Paragon, Pl #200, Richmond, VA 23230	Insurance	1st Lien	8.42%	S+475, 0.75% Floor	10/31/2031		99,138	98,194	97,353	0.0%	(4)(7)(8)
Hispania	P.º de la Castellana, 20, Salamanca, 28046 Madrid, Spain	Real Estate Management & Development	1st Lien	7.30%	E+530, 2.00% Floor	12/31/2029	€	37,764	43,634	43,335	0.0%	(2)(7)(11)(12)
HKA	100 Victoria Embankment, London, EC4Y 0DH United Kingdom	Commercial Services & Supplies	1st Lien	8.88%	S+525, 0.50% Floor	8/9/2029		18,465	18,193	18,142	0.0%	(2)(7)(8)
HKA	100 Victoria Embankment, London, EC4Y 0DH United Kingdom	Commercial Services & Supplies	1st Lien	9.64%	S+600, 0.50% Floor	8/9/2029		918	893	883	0.0%	(2)(4)(7)(8)
Hobbs & Associates	156 Wooster St, New York, NY 10012	Construction Materials	1st Lien	6.42%	S+275, 0.00% Floor	7/23/2031		19,768	19,758	19,653	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
HOV	90 Matawan Rd, Matawan, NJ 07747	Household Durables	1st Lien	7.50%	S+450, 3.00% Floor	6/30/2028		—	(6,148)	(6,875)	0.0%	(4)(7)(8)
Howden Group	One Creechurch Ln, City of London, London EC3A 5AF, United Kingdom	Insurance	1st Lien	8.42%	S+475, 0.50% Floor	2/15/2031		101,200	99,359	101,200	0.0%	(2)(4)(7)(12)
Howden Group	One Creechurch Ln, City of London, London EC3A 5AF, United Kingdom	Insurance	1st Lien	6.42%	S+275, 0.50% Floor	2/15/2031		44,530	44,211	43,240	0.0%	(2)(12)
Howden Group	One Creechurch Ln, City of London, London EC3A 5AF, United Kingdom	Insurance	1st Lien	6.42%	S+275, 0.50% Floor	4/18/2030		3,223	3,151	3,150	0.0%	(2)(12)
Iconix Brand Group	1450 Broadway 3rd Floor, New York, New York 10018	Textiles, Apparel & Luxury Goods	1st Lien	8.85%	S+515, 1.00% Floor	8/22/2029		134,574	133,202	131,210	0.0%	(7)(8)
Iconix Brand Group	1450 Broadway 3rd Floor, New York, New York 10018	Textiles, Apparel & Luxury Goods	1st Lien	8.82%	S+515, 1.00% Floor	8/22/2031		79,168	77,584	77,188	0.0%	(7)(8)
Ideal Tridon	8100 Tridon Dr, Smyrna, TN 37167	Machinery	1st Lien	8.70%	S+500, 0.75% Floor	6/30/2032		30,385	29,875	29,787	0.0%	(4)(7)
Industrial Service Solutions WC, Inc.	840 Gessner Rd, Suite 950, Houston, TX 77024	Machinery	1st Lien	8.17%	S+450, 0.75% Floor	2/6/2033		60,963	60,180	60,166	0.0%	(4)(7)
Instem	Diamond Way, Stone Business Park Stone, Staffordshire, ST15 0SD, United Kingdom	Software	1st Lien	9.49%	S+575, 1.00% Floor	12/7/2029		10,340	10,477	10,199	0.0%	(2)(4)(7)(8)
Instem	Diamond Way, Stone Business Park Stone, Staffordshire, ST15 0SD, United Kingdom	Software	1st Lien	9.42%	SONIA+575, 1.00% Floor	12/7/2029	£	4,099	4,064	3,894	0.0%	(2)(7)(8)(11)
International Wire Group	12 Masonic Avenue, Camden, NY 13316	Electrical Equipment	1st Lien	8.77%	S+510, 1.00% Floor	6/28/2029		25,092	24,728	24,951	0.0%	(4)(7)(8)
Intralot Capital Luxembourg SA	31, rue de Hollerich, L-1741 Luxembourg	Hotels, Restaurants & Leisure	1st Lien	9.26%	SONIA+550, 0.00% Floor	9/18/2031	£	86,000	113,261	111,553	0.0%	(2)(7)(11)(12)
Iris Software	470 London Road, Slough, SL3 8QY, United Kingdom	Software	1st Lien	6.73%	SONIA+300 Cash plus 2.25% PIK, 0.00% Floor	4/29/2031	£	32,909	41,438	41,708	0.0%	(2)(7)(11)(12)
Ironclad	1650 East Fwy, Baytown, TX 77521	Commercial Services & Supplies	1st Lien	10.20%	S+650, 1.00% Floor	9/30/2027		—	(4)	(10)	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Ironclad	1650 East Fwy, Baytown, TX 77521	Commercial Services & Supplies	1st Lien	8.95%	S+525, 1.00% Floor	9/30/2027		2,962	2,936	2,903	0.0%	(7)(8)
ISC	1811 Aston Ave., Suite 200, Carlsbad, CA 92008	Insurance	1st Lien	8.20%	S+450, 0.50% Floor	11/20/2032		221,993	220,725	218,458	0.0%	(4)(7)
ISIO	3 Noble Street, 9th floor, London, EC2V 7EE, United Kingdom	Financial Services	1st Lien	8.73%	SONIA+500, 0.00% Floor	10/27/2031	£	24,067	30,649	31,287	0.0%	(2)(4)(7)(8)(11)(12)
ISP	4 Queens Road, Wimbledon, SW19 8YB, United Kingdom	Diversified Consumer Services	1st Lien	6.63%	E+450, 0.00% Floor	7/6/2031	€	83,401	88,699	91,640	0.0%	(2)(4)(7)(11)(12)
Jagex	220 Cambridge Science Park Milton Rd, Milton, Cambridge CB4 0WA, United Kingdom	Entertainment	1st Lien	9.13%	S+550, 0.00% Floor	4/25/2031		59,256	58,081	58,072	0.0%	(2)(7)(8)(12)
Jagex	220 Cambridge Science Park Milton Rd, Milton, Cambridge CB4 0WA, United Kingdom	Entertainment	1st Lien	9.13%	SONIA+550, 0.00% Floor	4/25/2031	£	—	41	(420)	0.0%	(2)(4)(7)(8)(11)(12)
Jensen Hughes	2875 Loker Ave E, Carlsbad, CA 92010	Professional Services	1st Lien	8.67%	S+500, 0.75% Floor	9/1/2031		81,892	80,673	80,472	0.0%	(4)(7)
Jeppesen	55 Inverness Dr E, Englewood, CO, 80112	Software	1st Lien	8.42%	S+475, 0.50% Floor	11/1/2032		193,563	192,106	191,273	0.0%	(4)(7)
JOA	34 Quai Charles de Gaulle, Lyon, 69006, France	Hotels, Restaurants & Leisure	1st Lien	8.03%	E+600, 0.00% Floor	4/19/2031	€	126,725	132,938	145,303	0.0%	(2)(7)(8)(11)(12)
JPW	427 New Sanford Rd, La Vergne, TN 37086	Machinery	1st Lien	9.54%	S+588, 2.00% Floor	11/22/2028		112,574	110,916	110,886	0.0%	(7)(8)
Jupiter Borrower Inc	201 Bishopsgate, London EC2M 3AE, United Kingdom	Financial Services	1st Lien	6.42%	S+275, 0.00% Floor	3/25/2033		19,000	18,905	19,000	0.0%	(2)
Kaman	1332 Blue Hills Ave, Bloomfield, CT 06002	Aerospace & Defense	1st Lien	6.20%	S+250, 0.50% Floor	2/26/2032		38,798	38,740	38,857	0.0%	(4)
Karo	Klara Norra Kyrkogata 33, Stockholm, 111 22, Sweden	Pharmaceuticals	1st Lien	8.97%	E+475, 0.00% Floor	8/26/2032	€	66,673	77,879	75,986	0.0%	(2)(4)(7)(8)(11)(12)
Karo	Klara Norra Kyrkogata 33, Stockholm, 111 22, Sweden	Pharmaceuticals	1st Lien	8.97%	N+475, 0.00% Floor	8/26/2032	Nkr	614,359	60,378	62,813	0.0%	(2)(7)(8)(11)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Karo	Klara Norra Kyrkogata 33, Stockholm, 111 22, Sweden	Pharmaceuticals	1st Lien	8.49%	SONIA+475, 0.00% Floor	8/26/2032	£	43,708	58,640	57,273	0.0%	(2)(7)(8)(11)(12)
Kaseya	701 Brickell Ave #400, Miami, FL 33131	Software	1st Lien	6.92%	S+325, 0.00% Floor	3/20/2030		—	(10)	(236)	0.0%	(4)
Kaseya	701 Brickell Ave #400, Miami, FL 33131	Software	1st Lien	6.92%	S+325, 0.00% Floor	3/22/2032		12,824	12,769	12,013	0.0%
KDC	8115 Preston Road, Suite 700, Dallas, TX 75225	Personal Care Products	1st Lien	7.17%	S+350, 0.00% Floor	8/15/2028		50,719	50,164	50,359	0.0%
KeHE Distributors	245 E Diehl Rd, Ste 200, Naperville, IL 60563	Consumer Staples Distribution & Retail	1st Lien	9.00%	9.00%	2/15/2029		8,407	8,476	8,757	0.0%
Keystone	450 Lexington Avenue, New York, NY 10017	Insurance	1st Lien	7.95%	S+425, 0.75% Floor	8/29/2032		95,436	94,467	93,623	0.0%	(4)(7)
Keystone	450 Lexington Avenue, New York, NY 10017	Insurance	1st Lien	8.50%	S+450, 0.75% Floor	8/29/2032		—	(84)	(322)	0.0%	(4)(7)
Kodiak	1745 Shea Center Drive, Highlands Ranch, CO 80129	Building Products	1st Lien	10.50%	P+375, 0.00% Floor	12/4/2031		35,752	35,183	35,800	0.0%
Kroll	55 East 52nd Street, 31st Floor, New York, NY 10055	Professional Services	1st Lien	9.45%	S+575 Cash plus 2.75% PIK, 0.75% Floor	9/13/2032		106,007	104,974	104,417	0.0%	(7)
Kroll	55 East 52nd Street, 31st Floor, New York, NY 10055	Professional Services	1st Lien	8.93%	S+525, 0.75% Floor	9/13/2032		1,963	1,866	1,816	0.0%	(4)(7)
Leaf Home	1696 Georgetown Road, Hudson, OH 44236	Building Products	1st Lien	8.92%	S+525, 0.75% Floor	9/4/2031		254,231	250,502	250,194	0.0%	(4)(7)
Legacy Service Partners	2701 N Rocky Point Dr, Suite 655, Tampa, FL 33607	Diversified Consumer Services	1st Lien	8.21%	S+450, 0.75% Floor	11/10/2031		99,159	99,159	99,159	0.0%	(4)(7)
Legacy.com	230 West Monroe Street, Suite 400, Chicago, IL 60606	Diversified Consumer Services	1st Lien	8.45%	S+475, 1.00% Floor	6/7/2030		25,241	24,916	24,877	0.0%	(4)(7)
Legends	61 Broadway Street, Suite 2400, New York, NY 10006	Diversified Consumer Services	1st Lien	9.17%	S+550 Cash plus 2.75% PIK, 0.75% Floor	8/22/2031		100,754	99,165	99,243	0.0%	(7)(8)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Legends	61 Broadway Street, Suite 2400, New York, NY 10006	Diversified Consumer Services	1st Lien	8.67%	S+500, 0.75% Floor	8/22/2030		6,052	5,879	5,879	0.0%	(4)(7)(8)(12)
Legends	61 Broadway Street, Suite 2400, New York, NY 10006	Diversified Consumer Services	1st Lien	8.67%	S+500, 0.75% Floor	8/22/2031		5,728	5,646	5,642	0.0%	(7)(8)(12)
LEVEL 3 FINANCING INC	931 14th st Denver, CO, 80202	Diversified Telecommunication Services	1st Lien	6.92%	S+325, 0.00% Floor	3/29/2032		73,500	72,573	73,600	0.0%
Lightning Power	1700 Broadway, 35th Floor, New York, NY 10019	Electric Utilities	1st Lien	5.92%	S+225, 0.00% Floor	8/18/2031		11,328	11,285	11,366	0.0%
Lime	85 2nd St, San Francisco, CA 94105	Leisure Products	1st Lien	10.00%	10.00%	9/30/2026		75,000	74,717	75,000	0.0%	(7)(8)
Lindstrom, LLC	2950 100th Ct NE, Blaine, MN 55449	Trading Companies & Distributors	1st Lien	9.24%	S+550, 0.75% Floor	12/30/2032		41,865	41,115	40,805	0.0%	(4)(7)
Mace Consult	10th Floor, 110 Cannon Street, London, EC4N 6EU, United Kingdom	Professional Services	1st Lien	8.73%	SONIA+500, 0.00% Floor	3/4/2033	£	71,568	93,345	92,444	0.0%	(2)(4)(7)(11)(12)
Mace Consult	10th Floor, 110 Cannon Street, London, EC4N 6EU, United Kingdom	Professional Services	1st Lien	8.62%	S+500, 0.00% Floor	3/4/2033		68,873	67,873	67,495	0.0%	(2)(7)(12)
Madison Air	444 West Lake, Suite 4400, Chicago, IL 60606	Commercial Services & Supplies	1st Lien	6.13%	S+250, 0.50% Floor	6/21/2028		2,969	2,955	2,971	0.0%
Madison Air	444 West Lake, Suite 4400, Chicago, IL 60606	Commercial Services & Supplies	1st Lien	6.38%	S+275, 0.50% Floor	11/8/2032		25,400	25,162	25,485	0.0%
Madison Safety	251 LITTLE FALLS DRIVE, Wilmington DE 19808	Electronic Equipment, Instruments & Components	1st Lien	6.18%	S+250, 0.00% Floor	9/26/2031		15,002	14,929	15,027	0.0%
Mari	8383 Wilshire Blvd, Ste 400, Beverly Hills, CA 90211	Media	1st Lien	7.70%	S+400, 1.00% Floor	10/1/2032		360,155	355,190	356,414	0.0%	(4)(7)
Mari	8383 Wilshire Blvd, Ste 400, Beverly Hills, CA 90211	Media	1st Lien	8.70%	8.99% PIK	10/1/2032		64,980	64,529	64,492	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Mariani	300 Rockland Road, Lake Bluff, IL 60044	Diversified Consumer Services	1st Lien	9.20%	S+550, 1.00% Floor	3/27/2030		30,881	30,453	30,265	0.0%	(4)(7)(8)
Material+	440 Park Avenue South, 16th Floor, New York, NY 10016	Media	1st Lien	9.80%	9.80%	8/19/2027		8,504	8,024	2,969	0.0%	(4)(7)(10)
Mavis Tire Express Services	358 Saw Mill River Rd, Millwood, NY 10546	Automobile Components	1st Lien	6.67%	S+300, 0.75% Floor	5/4/2028		45,649	45,552	45,667	0.0%
MCA	135 North Church Street, Suite 310, Spartanburg, SC 29306	Communications Equipment	1st Lien	8.46%	S+475, 1.00% Floor	10/16/2029		10,679	10,484	10,135	0.0%	(4)(7)(8)
Medallia	575 Market St, Suite 1850, San Francisco, CA 94105	Software	1st Lien	6.75%	6.75%	10/29/2028		41,048	39,654	23,808	0.0%	(7)(8)(10)
Meritus Gas Partners	666 Fifth Ave, New York, NY, 10103	Trading Companies & Distributors	1st Lien	8.95%	S+525, 1.00% Floor	3/1/2030		38,305	37,751	37,676	0.0%	(4)(7)(8)
M-Files	Peltokatu 34 C, 33100 Tampere, Finland	Software	1st Lien	7.16%	E+500, 0.75% Floor	11/27/2031	€	23,069	24,077	25,732	0.0%	(2)(7)(11)
M-Files	Peltokatu 34 C, 33100 Tampere, Finland	Software	1st Lien	7.16%	E+500, 0.75% Floor	11/27/2030	€	1,029	1,028	1,003	0.0%	(2)(4)(7)(11)
M-Files	Peltokatu 34 C, 33100 Tampere, Finland	Software	1st Lien	8.67%	S+500, 0.75% Floor	11/27/2031		15,859	15,656	15,225	0.0%	(2)(7)
Milacron	4165 Half Acre Road Batavia, OH 45103	Machinery	1st Lien	8.45%	S+475, 0.00% Floor	3/31/2032		26,820	26,385	25,877	0.0%	(4)(7)
MillerKnoll	855 East Main Ave. PO Box 302, Zeeland, MI 49464	Commercial Services & Supplies	1st Lien	5.67%	S+200, 0.00% Floor	8/9/2032		5,970	5,956	5,953	0.0%	(2)
Mitchell	9771 Clairemont Mesa Blvd, Ste. A, San Diego, CA 92124	Software	1st Lien	6.67%	S+300, 0.50% Floor	6/17/2031		40,039	39,907	38,318	0.0%
Mitel Networks	4000 Innovation Dr, Kanata, ON K2K 3K1, Canada	Communications Equipment	1st Lien	5.68%	S+200 Cash plus 6.00% PIK, 1.00% Floor	6/20/2030		6,822	6,008	3,069	0.0%	(2)
Mitel Networks	4000 Innovation Dr, Kanata, ON K2K 3K1, Canada	Communications Equipment	Common Equity/Partnership Interests	N/A	N/A	N/A		733,019 shares/units	3,465	202	4.5%
MITER Brands Acquisition Holdco Inc	2550 Interstate Dr., Suite 400, Harrisburg, PA 17110	Construction Materials	1st Lien	6.42%	S+275, 0.00% Floor	3/28/2031		11,997	11,778	11,092	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
mPulse	21255 Burbank Blvd., Los Angeles, CA 91367	Software	1st Lien	8.45%	S+475, 0.75% Floor	8/26/2032		32,227	31,869	30,319	0.0%	(4)(7)
MRO Holdings	6025 Flightline Drive, Building 815, Jacksonville, FL 32221	Aerospace & Defense	1st Lien	8.17%	S+450, 0.50% Floor	5/5/2032		30,000	29,257	29,788	0.0%	(4)(7)(8)
MRO Holdings	6025 Flightline Drive, Building 815, Jacksonville, FL 32221	Aerospace & Defense	1st Lien	8.19%	S+450, 0.50% Floor	10/4/2032		355,785	354,518	352,984	0.0%	(4)(7)(8)
MRO Parent	1000 Madison Ave, Suite 100, Norristown, PA 19403	Health Care Technology	1st Lien	8.42%	S+475, 0.75% Floor	6/9/2032		—	(69)	—	0.0%	(4)(7)
MRO Parent	1000 Madison Ave, Suite 100, Norristown, PA 19403	Health Care Technology	1st Lien	8.17%	S+450, 0.75% Floor	6/9/2032		25,428	25,080	25,428	0.0%	(7)
MyDentist	5 Marble Arch, London W1H 7EJ, United Kingdom	Health Care Providers & Services	1st Lien	9.01%	SONIA+525, 0.00% Floor	10/14/2032	£	91,162	119,609	118,469	0.0%	(2)(4)(7)(11)(12)
MYOB	Suite 1, Level 11, 66 Goulburn Street, Sydney NSW 2000	Software	1st Lien	9.33%	BBSW+575 Cash plus 2.75% PIK, 0.75% Floor	6/6/2030	A$	157,188	100,920	104,385	0.0%	(2)(7)(8)(11)(12)
NARS	3950 Fossil Creek Blvd, Suite 106, Fort Worth, TX 76137	Transportation Infrastructure	1st Lien	8.45%	S+475, 1.00% Floor	8/29/2031		8,838	8,733	8,621	0.0%	(4)(7)(8)
NARS	3950 Fossil Creek Blvd, Suite 106, Fort Worth, TX 76137	Transportation Infrastructure	1st Lien	7.06%	C+475, 1.00% Floor	8/29/2031	C$	38,866	27,987	27,333	0.0%	(4)(7)(8)(11)
NEFCO	411 Burnham St, East Hartford, CT 06108	Trading Companies & Distributors	1st Lien	11.25%	S+450, 0.75% Floor	1/13/2033		72,424	72,032	72,023	0.0%	(4)(7)
NEFCO	411 Burnham St, East Hartford, CT 06108	Trading Companies & Distributors	1st Lien	10.25%	P+350, 0.75% Floor	1/13/2033		2,069	2,019	2,018	0.0%	(4)(7)
New Relic	188 Spear Street, Suite 1000, San Francisco, CA 94105	Software	1st Lien	10.42%	S+675, 1.00% Floor	11/8/2030		66,900	65,542	64,940	0.0%	(4)(7)(8)
Nexity	19 Rue De Vienne, Tsa 50029, Paris Cedex 08, Paris, Ile-de-France, 75801	Financial Services	1st Lien	7.07%	E+500, 0.00% Floor	4/2/2031	€	65,983	70,121	75,885	0.0%	(2)(7)(8)(11)(12)
Nottingham Forest FC	The City Ground, Pavilion Road, Nottingham, NG2 5FJ	Hotels, Restaurants & Leisure	1st Lien	8.75%	8.75%	12/27/2027	£	23,750	29,703	30,807	0.0%	(2)(7)(11)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Novaria	809 W. Vickery Blvd., Ft. Worth, TX 76104	Aerospace & Defense	1st Lien	8.17%	S+450, 0.50% Floor	1/13/2033		72,333	71,832	71,735	0.0%	(4)(7)
Novotech	Level 19, 66 Goulburn Street, Sydney, Australia	Health Care Technology	1st Lien	8.78%	S+500, 0.50% Floor	6/27/2031		44,714	44,212	43,609	0.0%	(2)(4)(7)(8)
Nutpods	15900 SE Eastgate Way Building B, Suite 125, Bellevue, WA 98008	Food Products	1st Lien	8.70%	S+500, 0.00% Floor	12/26/2029		—	(16)	—	0.0%	(4)(7)(8)
Nutpods	15900 SE Eastgate Way Building B, Suite 125, Bellevue, WA 98008	Food Products	1st Lien	8.70%	S+500, 1.00% Floor	12/26/2029		3,666	3,615	3,666	0.0%	(7)(8)
Nutpods	15900 SE Eastgate Way Building B, Suite 125, Bellevue, WA 98008	Food Products	Common Equity/Partnership Interests	N/A	N/A	N/A		125 shares/units	125	132	0.1%	(7)(8)
Ocorian	26 New Street, JE2 3RA, St Helier, Jersey	Financial Services	1st Lien	8.29%	E+625 Cash plus 2.75% PIK, 0.00% Floor	12/5/2031	€	16,562	17,367	18,665	0.0%	(2)(7)(8)(11)(12)
Ocorian	26 New Street, JE2 3RA, St Helier, Jersey	Financial Services	1st Lien	9.99%	SONIA+625 Cash plus 2.75% PIK, 0.00% Floor	12/5/2031	£	18,538	23,386	24,046	0.0%	(2)(7)(8)(11)(12)
Ocorian	26 New Street, JE2 3RA, St Helier, Jersey	Financial Services	1st Lien	9.92%	S+625 Cash plus 2.75% PIK, 1.00% Floor	12/5/2031		50,091	49,105	48,588	0.0%	(2)(7)(8)(12)
Ocorian	26 New Street, JE2 3RA, St Helier, Jersey	Financial Services	1st Lien	9.92%	SONIA+625, 0.00% Floor	12/5/2031	£	—	52	(99)	0.0%	(2)(4)(7)(8)(11)(12)
Olympus Terminals	2365 E. Sepulveda Blvd Long Beach, CA 90810	Ground Transportation	1st Lien	8.95%	S+525, 0.75% Floor	12/17/2030		36,789	35,924	35,584	0.0%	(4)(7)
Omega Healthcare	2424 N Federal Highway, Suite 205, Boca Raton, FL 33431	Health Care Providers & Services	1st Lien	8.17%	S+450, 1.00% Floor	4/1/2030		248,510	247,825	239,918	0.0%	(4)(7)(8)
One Call Medical	841 Prudential Dr., Suite 204, Jacksonville, FL 32207	Health Care Providers & Services	1st Lien	8.42%	S+475, 0.50% Floor	9/10/2030		—	(265)	(298)	0.0%	(4)(7)
One Call Medical	841 Prudential Dr., Suite 204, Jacksonville, FL 32207	Health Care Providers & Services	1st Lien	9.42%	S+575, 0.50% Floor	9/10/2030		250,556	247,137	246,797	0.0%	(7)
OpenBet	350 N Orleans St, Chicago, IL 60654	Hotels, Restaurants & Leisure	1st Lien	9.71%	S+600, 1.50% Floor	9/24/2029		77,875	77,103	76,707	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Opseo	Isarstraße 4, 65451 Kelsterbach, Germany	Health Care Providers & Services	1st Lien	4.90%	E+490, 0.00% Floor	10/21/2032	€	—	(95)	(96)	0.0%	(2)(4)(7)(8)(11)(12)
Opseo	Isarstraße 4, 65451 Kelsterbach, Germany	Health Care Providers & Services	1st Lien	6.93%	E+490, 0.00% Floor	1/21/2033	€	248,408	285,714	282,469	0.0%	(2)(4)(7)(8)(11)(12)
ORS Nasco	907 South Detroit, Suite 400, Tulsa, OK 74120	Trading Companies & Distributors	1st Lien	8.45%	S+475, 0.75% Floor	8/7/2031		115,212	113,671	113,966	0.0%	(4)(7)(8)
ORS Nasco	907 South Detroit, Suite 400, Tulsa, OK 74120	Trading Companies & Distributors	Common Equity/Partnership Interests	N/A	N/A	N/A		90,443 shares/units	90	187	0.0%	(7)(8)
OSTTRA	London Fruit & Wool Exchange, 1 Duval Square, London, E1 6PW, United Kingdom	Financial Services	1st Lien	7.15%	S+350, 0.00% Floor	10/8/2032		16,336	16,256	16,204	0.0%	(2)
Paessler	Thurn-und-Taxis-Str. 14, 90411, Nuremberg, Germany	Software	1st Lien	9.66%	S+600, 1.00% Floor	5/3/2030		—	(24)	(213)	0.0%	(2)(4)(7)
Paessler	Thurn-und-Taxis-Str. 14, 90411, Nuremberg, Germany	Software	1st Lien	8.91%	S+525, 1.00% Floor	5/3/2031		47,065	46,693	45,653	0.0%	(2)(7)
PAI	20 Waterview Boulevard, 3rd Floor, Parsippany NJ 07054	Pharmaceuticals	Common Equity/Partnership Interests	N/A	N/A	N/A		100 shares/units	100	83	0.0%	(7)(8)
PAI	20 Waterview Boulevard, 3rd Floor, Parsippany NJ 07054	Pharmaceuticals	1st Lien	8.20%	S+450, 0.75% Floor	2/13/2032		30,077	29,586	29,148	0.0%	(4)(7)(8)
Parexel	2520 Meridian Parkway, Durham, NC 27713	Life Sciences Tools & Services	1st Lien	6.42%	S+275, 0.50% Floor	12/12/2031		58,173	58,030	58,052	0.0%
PARS	11411 NE 124th, St #170, Kirkland, WA 98034	Hotels, Restaurants & Leisure	1st Lien	10.52%	S+685, 1.50% Floor	4/3/2028		8,590	8,535	7,302	0.0%	(7)(8)
Patriot Growth Insurance Services	501 Office Center Drive, Suite 215, Ft. Washington, PA 19034	Insurance	1st Lien	8.70%	S+500, 0.75% Floor	10/16/2028		5,938	5,903	5,938	0.0%	(4)(7)
Patriot Growth Insurance Services	501 Office Center Drive, Suite 215, Ft. Washington, PA 19034	Insurance	1st Lien	8.85%	S+515, 0.75% Floor	10/16/2028		31,408	31,408	31,408	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Patriot Pickle	20 Edison Dr, Wayne, NJ 07470	Food Products	1st Lien	8.95%	S+525, 1.00% Floor	12/24/2029		7,434	7,317	7,335	0.0%	(4)(7)(8)
Patterson Companies	1031 Mendota Heights Road, St. Paul, MN 55120	Health Care Providers & Services	1st Lien	8.20%	S+450, 0.00% Floor	4/16/2032		15,244	13,396	12,653	0.0%
Paymentsense	2 Canalside Walk, London W2 1DG	Financial Services	1st Lien	12.50%	SONIA+625 Cash plus 6.25% PIK, 1.00% Floor	11/21/2029	£	54,109	65,101	70,544	0.0%	(2)(7)(8)(11)
PDC Brands	750 E Main St, Stamford, CT 06902	Personal Care Products	1st Lien	8.70%	S+500, 1.00% Floor	6/27/2029		—	(67)	(77)	0.0%	(4)(7)(8)
PDC Brands	750 E Main St, Stamford, CT 06902	Personal Care Products	1st Lien	8.95%	S+525, 1.00% Floor	6/27/2030		158,947	157,738	157,755	0.0%	(7)(8)
Peloton	441 Ninth Avenue, 6th Floor, New York, NY 10001	Leisure Products	1st Lien	9.17%	S+550, 0.00% Floor	5/30/2029		81,372	80,860	81,703	0.0%	(2)
PetSmart	19601 N 27th Ave, Phoenix, AZ 85027	Specialty Retail	1st Lien	7.67%	S+400, 0.00% Floor	8/18/2032		18,746	18,575	18,657	0.0%
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	5.53%	E+350 Cash plus 2.00% PIK, 0.00% Floor	5/7/2031	€	33,558	35,759	37,029	0.0%	(2)(7)(8)(11)(12)
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	9.00%	SONIA+525 Cash plus 2.00% PIK, 0.00% Floor	5/7/2031	£	84,276	104,869	106,249	0.0%	(2)(7)(8)(11)(12)
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	7.23%	SONIA+350, 0.00% Floor	5/7/2031	£	—	(53)	(517)	0.0%	(2)(4)(7)(8)(11)(12)
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	7.23%	SONIA+350 Cash plus 2.00% PIK, 0.00% Floor	5/7/2031	£	1,905	2,354	2,402	0.0%	(2)(7)(8)(11)(12)
PIB	1 Minster Ct Mincing Ln, London, Greater London, EC3R 7AA, United Kingdom	Financial Services	1st Lien	5.53%	E+350, 0.00% Floor	5/7/2031	€	35,002	40,249	38,535	0.0%	(2)(7)(8)(11)(12)
PMA	2135 City Gate Lane, 7th Floor, Naperville, IL 60563	Financial Services	1st Lien	8.45%	S+475, 0.75% Floor	1/31/2031		13,978	13,850	13,828	0.0%	(4)(7)(8)
Polywood	1000 Polywood Way, Syracuse, IN 46567	Household Durables	1st Lien	8.55%	S+488, 1.00% Floor	3/20/2030		164,024	161,442	163,142	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Practice Plus Group	Hawker House, 5-6 Napier Court, Napier Road, Reading, Berkshire, RG1 8BW, United Kingdom	Health Care Providers & Services	1st Lien	10.03%	SONIA+625, 0.50% Floor	11/19/2029	£	11,111	13,271	14,449	0.0%	(2)(7)(8)(11)(12)
Primeflight	Three Sugar Creek Center Blvd., Suite 450, Sugar Land, TX 77478	Air Freight & Logistics	1st Lien	8.92%	S+525, 0.00% Floor	5/1/2029		9,925	9,832	9,900	0.0%	(7)
Primeflight	Three Sugar Creek Center Blvd., Suite 450, Sugar Land, TX 77478	Air Freight & Logistics	1st Lien	8.41%	S+475, 1.00% Floor	5/1/2029		34,900	34,564	34,376	0.0%	(7)
Primesource	1321 Greenway Dr, Irving, TX 75038	Building Products	1st Lien	8.16%	S+450, 0.75% Floor	3/15/2031		37,726	37,356	36,962	0.0%
Primo Brands Corp	1150 Assembly Drive, Suite 800, Tampa, FL 33607, U.S.	Beverages	1st Lien	6.45%	S+275, 0.50% Floor	3/31/2031		12,500	12,438	12,535	0.0%	(2)
Pritchard Industries	150 E 42nd St, 7th floor, New York, NY 10017	Real Estate Management & Development	1st Lien	9.60%	S+590, 0.75% Floor	10/13/2027		6,239	6,240	5,693	0.0%	(7)
PROAMPAC PG BORROWER LLC	12025 Tricon Rd, Cincinnati, OH 45246	Containers & Packaging	1st Lien	7.78%	S+400, 0.00% Floor	3/7/2033		20,000	19,702	19,365	0.0%
Profile Products	750 W. Lake Cook Rd, Suite 440, Buffalo Grove, IL 60089	Commercial Services & Supplies	1st Lien	9.27%	S+560, 0.75% Floor	11/12/2027		4,800	4,800	4,800	0.0%	(7)
ProMach	50 East Rivercenter Blvd., Suite 1800, Covington, KY 41011	Machinery	1st Lien	6.42%	S+275, 0.00% Floor	10/15/2032		33,562	33,483	33,543	0.0%
Protein for Pets	601 13th St, Monett, MO 65708	Consumer Staples Distribution & Retail	1st Lien	8.92%	S+525, 1.00% Floor	9/20/2030		44,491	43,758	43,506	0.0%	(4)(7)(8)
Public Partnerships	40 Broad St, 4th Floor Boston, MA 02109	Commercial Services & Supplies	Common Equity/Partnership Interests	N/A	N/A	N/A		50,000 shares/units	—	27	0.0%	(7)(8)
Public Partnerships	40 Broad St, 4th Floor Boston, MA 02109	Commercial Services & Supplies	Preferred Equity	N/A	N/A	N/A		50,000 shares/units	50	50	0.0%	(7)(8)
PureStar	1 West Mayflower Avenue, Las Vegas, NV 89030	Commercial Services & Supplies	1st Lien	7.95%	S+425, 0.50% Floor	6/15/2030		248,060	246,402	246,690	0.0%	(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Pye-Barker	2500 Northwinds Parkway, Ste 200, Alpharetta, GA 30009	Commercial Services & Supplies	1st Lien	6.17%	S+250, 0.00% Floor	12/16/2032		13,050	12,986	13,085	0.0%	(4)
QA Group	International House, 1 St Katharine’s Way, London, E1W 1UN, United Kingdom	Diversified Consumer Services	1st Lien	9.74%	SONIA+600, 0.00% Floor	10/5/2029	£	31,000	36,913	40,621	0.0%	(2)(7)(8)(11)
QTS Project Ram	750 W. Lake Cook Rd, Suite 440, Buffalo Grove, IL 60089	Diversified REITs	1st Lien	5.88%	S+225, 0.00% Floor	5/29/2028		37,280	36,711	36,812	0.0%	(4)(7)
Qualtrics	50 East Rivercenter Blvd., Suite 1800 Covington, KY 41011	Software	1st Lien	5.95%	S+225, 0.00% Floor	6/28/2030		785	782	657	0.0%
Quikrete	5 Concourse Parkway, Suite 1900, Atlanta, GA 30328	Building Products	1st Lien	5.92%	S+225, 0.00% Floor	2/10/2032		97,919	97,745	97,858	0.0%
Quikrete	5 Concourse Parkway, Suite 1900, Atlanta, GA 30328	Building Products	1st Lien	5.92%	S+225, 0.00% Floor	4/14/2031		4,962	4,962	4,961	0.0%
Quorum	40 Broad St, 4th Floor, Boston, MA 02109	Software	1st Lien	8.20%	S+450, 0.75% Floor	6/3/2032		157,926	157,165	151,962	0.0%	(4)(7)(8)
R.R. Donnelley	1 West Mayflower Avenue, Las Vegas, NV 89030	Commercial Services & Supplies	1st Lien	8.42%	S+475, 0.75% Floor	8/8/2029		192,395	188,251	189,028	0.0%	(7)(8)
Radiology Partners	2500 Northwinds Parkway, Ste 200, Alpharetta, GA 30009	Health Care Providers & Services	1st Lien	8.20%	S+450, 0.00% Floor	6/30/2032		26,865	26,655	26,515	0.0%
Rarebreed	International House, 1 St Katharine’s Way, London, E1W 1UN, United Kingdom	Health Care Providers & Services	1st Lien	11.00%	S+425, 1.00% Floor	4/18/2030		872	793	785	0.0%	(4)(7)(8)
Rarebreed	International House, 1 St Katharine’s Way, London, E1W 1UN, United Kingdom	Health Care Providers & Services	1st Lien	8.92%	S+525, 1.00% Floor	4/18/2030		50,748	50,239	49,986	0.0%	(7)(8)
Redwood	3201 Dallas Parkway, Suite 810, Frisco, TX 75034	Software	1st Lien	8.70%	S+500, 0.50% Floor	12/17/2031		165,478	163,717	157,506	0.0%	(4)(7)
Reliable Doors	2395 S Washington Ave # 5, Titusville, FL 32780	Diversified Consumer Services	1st Lien	9.17%	S+550, 1.00% Floor	10/4/2028		8,636	8,537	8,567	0.0%	(4)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Reliable Doors	2395 S Washington Ave # 5, Titusville, FL 32780	Diversified Consumer Services	1st Lien	9.92%	S+625, 1.00% Floor	10/4/2028		—	(6)	(4)	0.0%	(4)(7)(8)
Resonetics	26 Whipple St, Nashua, NH 03060	Health Care Equipment & Supplies	1st Lien	6.42%	S+275, 0.75% Floor	6/18/2031		9,851	9,851	9,824	0.0%
Resource Innovations	719 Main Street, Suite A, Half Moon Bay, CA 94019	Commercial Services & Supplies	1st Lien	8.45%	S+475, 1.00% Floor	3/29/2030		23,536	23,135	23,262	0.0%	(4)(7)(8)
Resource Innovations	719 Main St, Suite A, Half Moon Bay, CA, 94019	Commercial Services & Supplies	1st Lien	10.50%	P+375, 1.00% Floor	3/29/2030		500	466	477	0.0%	(4)(7)(8)
Restoration Hardware	15 Koch Road, Corte Madera, CA 94925	Household Durables	1st Lien	6.28%	S+250, 0.50% Floor	10/20/2028		28,647	28,058	27,931	0.0%	(2)
Reworld Holding Corporation	100 Park Avenue, Florham Park, NJ 07932	Commercial Services & Supplies	1st Lien	5.93%	S+225, 0.50% Floor	1/15/2031		9,975	9,955	9,966	0.0%
RF Fager	2058 State Road, Camp Hill, PA 17011	Building Products	1st Lien	8.73%	S+500, 1.00% Floor	3/4/2030		3,399	3,337	3,338	0.0%	(4)(7)(8)
Rialto	200 South Biscayne Blvd, Suite 3550, Miami, FL 33131	Capital Markets	1st Lien	8.42%	S+475, 0.75% Floor	12/5/2030		76,759	76,173	76,375	0.0%	(7)
Rialto	200 South Biscayne Blvd, Suite 3550, Miami, FL 33131	Capital Markets	1st Lien	8.67%	S+500, 0.75% Floor	12/5/2030		—	(25)	(18)	0.0%	(4)(7)
Ring Container Technologies	1 Industrial Park Road, Oakland, TN 38060	Containers & Packaging	1st Lien	6.17%	S+250, 0.50% Floor	9/15/2032		12,935	12,916	12,832	0.0%
Rise Baking	828 Kasota Ave Se, Minneapolis, MN 55414	Consumer Staples Distribution & Retail	1st Lien	8.70%	S+500, 0.00% Floor	11/4/2031		158,000	156,035	156,420	0.0%	(7)(8)
Rise Baking	828 Kasota Ave Se, Minneapolis, MN 55414	Consumer Staples Distribution & Retail	1st Lien	8.63%	8.63%	11/1/2031		3,000	2,989	2,976	0.0%	(8)
RMC	155 Paragon Drive, Rochester, NY 14624	Chemicals	1st Lien	9.17%	S+550, 1.00% Floor	8/1/2029		26,380	25,953	25,900	0.0%	(4)(7)(8)
RoC Skincare	261 Madison Avenue, 16th Floor, New York, NY 10016	Personal Care Products	1st Lien	9.19%	S+550, 1.00% Floor	2/21/2030		—	(57)	(44)	0.0%	(4)(7)(8)
RoC Skincare	261 Madison Avenue, 16th Floor, New York, NY 10016	Personal Care Products	1st Lien	8.94%	S+525, 1.00% Floor	2/21/2031		33,369	32,927	33,036	0.0%	(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Rochester Midland Corporation	155 Paragon Drive, Rochester, NY 14624 United States	Chemicals	Common Equity/Partnership Interests	N/A	N/A	N/A		100 shares/units	100	156	0.1%	(7)
Rocket Youth	2916 N Miami Ave, Miami, FL 33127	Diversified Consumer Services	1st Lien	8.70%	S+500, 1.00% Floor	6/20/2031		—	(6)	(24)	0.0%	(4)(7)
Rocket Youth	2916 N Miami Ave, Miami, FL 33127	Diversified Consumer Services	1st Lien	8.45%	S+475, 1.00% Floor	6/20/2031		11,349	11,274	11,024	0.0%	(4)(7)
Russell	401 Union Street, 18th Floor, Seattle, WA 98101	Capital Markets	1st Lien	9.95%	S+625 Cash plus 1.25% PIK, 2.00% Floor	12/29/2032		121,658	119,888	119,832	0.0%	(7)
Russell	401 Union Street, 18th Floor, Seattle, WA 98101	Capital Markets	1st Lien	8.70%	S+500, 2.00% Floor	12/29/2032		—	(148)	(148)	0.0%	(4)(7)
S&S	220 Remington Blvd, Bolingbrook, IL 60440	Specialty Retail	1st Lien	8.68%	S+500, 0.50% Floor	10/1/2031		58,019	56,990	54,828	0.0%
Safe-Guard	Two Concourse Parkway, Suite 500, Atlanta, GA 30328	Insurance	1st Lien	8.67%	S+475, 0.75% Floor	4/3/2030		88,059	87,092	86,652	0.0%	(4)(7)(8)
SafetyCo	2306 S. Battleground Rd., La Porte, TX 77571	Commercial Services & Supplies	1st Lien	9.35%	S+575, 1.00% Floor	11/19/2029		—	(23)	(2)	0.0%	(4)(7)(8)
SafetyCo	2306 S. Battleground Rd., La Porte, TX 77571	Commercial Services & Supplies	1st Lien	8.85%	S+525, 1.00% Floor	11/19/2029		12,950	12,746	12,936	0.0%	(7)(8)
SAVATREE	575 N Bedford Rd, Bedford Hills, NY 10507	Diversified Consumer Services	1st Lien	8.70%	S+500, 0.75% Floor	6/6/2031		17,266	17,036	16,538	0.0%	(4)(7)
Sazerac	10401 Linn Station Rd, Louisville, KY 40223	Beverages	1st Lien	5.67%	S+200, 0.00% Floor	7/9/2032		39,900	39,708	39,925	0.0%
Schoen Klinik	Balanstrasse 71a, Munich 81541	Health Care Providers & Services	1st Lien	6.63%	E+450, 0.00% Floor	1/12/2031	€	101,000	116,056	115,573	0.0%	(2)(7)(11)(12)
Scientific Games Lottery	1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004	Hotels, Restaurants & Leisure	1st Lien	6.65%	S+300, 0.50% Floor	4/4/2029		47,446	47,140	46,807	0.0%
Sempra	345 Park Avenue, New York, NY, 10154	Oil, Gas & Consumable Fuels	1st Lien	5.86%	5.86%	12/31/2060		—	—	(60)	0.0%	(2)(4)(7)
Sempra	345 Park Avenue, New York, NY, 10154	Oil, Gas & Consumable Fuels	1st Lien	5.86%	5.86% PIK	12/31/2060		35,207	35,207	34,844	0.0%	(2)(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Service Express	3855 Sparks Dr. SE, Grand Rapids, MI 49546	Technology Hardware, Storage & Peripherals	1st Lien	8.20%	S+450, 0.50% Floor	12/23/2032		183,062	181,894	177,856	0.0%	(4)(7)
Service Logic	650 S Tryton St Suite 1000, Charlotte, NC 28202	Commercial Services & Supplies	1st Lien	11.25%	S+450, 0.00% Floor	12/16/2032		—	(111)	(232)	0.0%	(4)(7)
Service Logic	650 S Tryton St Suite 1000, Charlotte, NC 28202	Commercial Services & Supplies	1st Lien	8.42%	S+475 Cash plus 2.25% PIK, 0.00% Floor	12/16/2032		168,933	168,119	168,088	0.0%	(7)
Service Logic	650 S Tryton St Suite 1000, Charlotte, NC 28202	Commercial Services & Supplies	1st Lien	10.25%	P+350, 0.00% Floor	12/16/2032		6,797	6,685	6,681	0.0%	(4)(7)
SERVPRO	16601 Ventura Blvd, 4th Floor, Encino, CA 91436	Diversified Consumer Services	1st Lien	9.02%	S+535, 1.00% Floor	12/18/2028		36,123	35,742	34,580	0.0%	(4)(7)
Signature Aviation	13485 Veterans Way, Suite 600, Orlando, FL 32827	Transportation Infrastructure	1st Lien	6.17%	S+250, 0.50% Floor	7/1/2031		18,637	18,587	18,689	0.0%
Singular Bank	Calle Goya 11, Madrid, 28001, Spain	Banks	1st Lien	5.96%	5.96% PIK	6/5/2026	€	13,809	14,975	15,961	0.0%	(2)(7)(8)(11)(12)
Skechers	228 S Sepulveda Blvd Manhattan Beach, CA 90266	Specialty Retail	1st Lien	6.95%	S+325, 0.00% Floor	9/12/2032		13,965	13,932	14,017	0.0%
Sky Zone	1201 West 5th Street, Los Angeles, CA 90017	Hotels, Restaurants & Leisure	1st Lien	10.42%	S+675, 1.00% Floor	7/18/2028		15,987	15,772	15,580	0.0%	(4)(7)(8)
Smile Brands	100 Spectrum Center Drive, Suite 1500, Irvine, CA, 92618	Health Care Providers & Services	1st Lien	9.67%	9.67%	10/12/2027		7,748	7,748	6,353	0.0%	(7)(10)
Smith System	2301 East Lamar Blvd, Suite 250, Arlington, TX 76006	Commercial Services & Supplies	1st Lien	8.79%	S+500, 1.00% Floor	11/6/2029		16,558	16,303	16,284	0.0%	(4)(7)(8)
Softbank ARM Loan	1-4-1, Marunouchi Chiyoda-ku, Tokyo, Japan	Semiconductors & Semiconductor Equipment	1st Lien	6.46%	S+225, 0.00% Floor	9/21/2027		12,500	12,500	12,500	0.0%	(2)(7)(8)(12)
Softbank ARM Loan	1-4-1, Marunouchi Chiyoda-ku, Tokyo, Japan	Semiconductors & Semiconductor Equipment	1st Lien	6.21%	S+225, 0.00% Floor	8/21/2027		12,500	12,433	12,500	0.0%	(2)(7)(8)(12)
Soho House & Co Inc.	180 Strand, London WC2R 1EA, United Kingdom	Hotels, Restaurants & Leisure	Common Equity/Partnership Interests	N/A	N/A	N/A		406,312 shares/units	3,657	3,658	1.7%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Soho House & Co Inc.	180 Strand, London WC2R 1EA, United Kingdom	Hotels, Restaurants & Leisure	1st Lien	10.75%	5.38% Cash plus 5.38% PIK, 0.00% Floor	1/29/2032		84,716	83,887	83,072	0.0%	(2)(7)
Soho House & Co Inc.	180 Strand, London WC2R 1EA, United Kingdom	Hotels, Restaurants & Leisure	Unsecured Debt	12.50%	12.50% PIK	1/29/2033		14,627	14,387	14,235	1.7%	(2)(7)
Solenis	2475 Pinnacle Drive, Wilmington, DE 19803	Chemicals	1st Lien	6.95%	S+325, 0.00% Floor	11/3/2032		18,801	18,750	18,172	0.0%
Solenis	2475 Pinnacle Drive, Wilmington, DE 19803	Chemicals	1st Lien	6.70%	S+300, 0.50% Floor	6/20/2031		34,435	34,002	33,178	0.0%
Solenis	2475 Pinnacle Drive, Wilmington, DE 19803	Chemicals	1st Lien	6.75%	6.75%	8/1/2032		5,000	4,839	4,772	0.0%
Solera	2204 Lakeshore Dr, #325, Homewood, AL 35209	Software	1st Lien	7.93%	S+426, 0.50% Floor	6/2/2028		53,123	52,795	46,898	0.0%
Southern Veterinary Partners	2204 Lakeshore Drive, Suite 325, Birmingham, AL 35209	Health Care Providers & Services	1st Lien	6.18%	S+250, 0.00% Floor	12/4/2031		32,255	32,166	32,019	0.0%
Sovos Compliance	1055 Howell Mill Rd, Suite 750, Atlanta, GA 30318	Software	1st Lien	6.92%	S+325, 0.00% Floor	8/13/2029		90	86	86	0.0%
Sports Invest	First Floor, 5 Fleet Place, London, United Kingdom, EC4M 7RD	Hotels, Restaurants & Leisure	1st Lien	10.25%	10.25%	10/3/2029	£	55,000	70,487	70,614	0.0%	(2)(7)(11)(12)
Stamps.com	1990 East Grand Ave, El Segundo, CA 90245	Commercial Services & Supplies	1st Lien	9.58%	S+585, 0.75% Floor	10/5/2028		31,525	31,257	31,525	0.0%	(7)(8)
Stonepeak Bayou	600 Travis Street, 48th Floor, Houston, TX 77002	Oil, Gas & Consumable Fuels	1st Lien	6.45%	S+275, 0.00% Floor	10/1/2032		16,500	16,215	16,074	0.0%
Stretto	410 Exchange Suite 100, Irvine, CA 92602	Financial Services	1st Lien	8.92%	S+525, 1.00% Floor	10/13/2028		121,500	120,071	118,159	0.0%	(7)(8)
Strongpoint	1 East Wacker, Suite 2900, Chicago, IL 60601	Financial Services	1st Lien	8.34%	S+450, 0.75% Floor	12/13/2030		76,013	75,760	72,877	0.0%	(4)(7)
Strongpoint	1 East Wacker, Suite 2900, Chicago, IL 60601	Financial Services	1st Lien	8.59%	S+475, 0.75% Floor	12/13/2030		—	(7)	(113)	0.0%	(4)(7)
Student Transportation of America	3349 Highway 138 Building A, Suite C, Wall, NJ 07719	Ground Transportation	1st Lien	6.40%	S+275, 0.00% Floor	6/24/2032		7,742	7,705	7,773	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Suave	433 Hackensack Ave, Hackensack, NJ 07601, United States	Personal Care Products	1st Lien	8.17%	S+450, 0.50% Floor	12/3/2032		213,533	211,247	211,244	0.0%	(4)(7)(8)
Sumitomo Mitsui Trust Bank	1-4-1 Marunouchi, Chiyoda-ku, Tokyo, Japan	Banks	Unsecured Debt	6.69%	S+220, 0.00% Floor	4/14/2026		35,200	35,189	35,200	0.0%	(2)(7)(12)
Summit	1250 Northland Dr., Suite 200, Mendota Heights, MN 55120	Electronic Equipment, Instruments & Components	1st Lien	6.16%	S+250, 0.00% Floor	10/1/2032		14,222	14,189	14,256	0.0%	(4)
SumUp	16-20 Short’s Gardens, London, WC2H 9US, United Kingdom	Commercial Services & Supplies	1st Lien	7.51%	E+550, 1.50% Floor	5/23/2031	€	40,000	42,976	45,656	0.0%	(2)(7)(11)(12)
Sunfire	377 Valley Rd 1255, Clifton, NJ 07013	Software	1st Lien	9.20%	S+550, 0.75% Floor	4/1/2030		—	(18)	(34)	0.0%	(4)(7)(8)
Sunfire	377 Valley Rd 1255, Clifton, NJ 07013	Software	1st Lien	8.95%	S+525, 0.75% Floor	4/1/2031		8,519	8,385	8,306	0.0%	(7)(8)
SupplyHouse	130 Spagnoli Rd, Melville, NY 11747	Distributors	1st Lien	7.70%	S+400, 0.50% Floor	7/1/2032		59,700	59,337	58,455	0.0%	(4)(7)
Suvoda	181 Washington St #100, Conshohocken, PA 19428	Health Care Technology	1st Lien	8.42%	S+475, 0.75% Floor	3/31/2032		87,564	87,133	84,554	0.0%	(4)(7)
Sweetwater Borrower LLC	5501 US-30, Fort Wayne, IN 46818	Specialty Retail	1st Lien	7.67%	S+400, 0.00% Floor	2/17/2033		2,300	2,291	2,304	0.0%
Tailored Brands	6380 Rogerdale Rd, Houston, TX 77072	Specialty Retail	1st Lien	9.42%	S+575, 0.00% Floor	1/28/2031		14,672	14,489	14,686	0.0%
Talen Energy	2929 Allen Pkwy, Suite 2200, Houston, TX 77019	Electric Utilities	1st Lien	5.67%	S+200, 0.00% Floor	11/25/2032		7,576	7,539	7,591	0.0%	(2)
Tate & Lyle	5 Marble Arch, London, W1H 7EJ, United Kingdom	Food Products	1st Lien	6.90%	S+325, 0.50% Floor	4/1/2029		6,466	6,345	6,432	0.0%
Team Select	2999 N. 44th Street, Suite 100, Phoenix, AZ 85018	Health Care Providers & Services	1st Lien	8.42%	S+475, 1.00% Floor	5/4/2029		22,500	22,196	22,312	0.0%	(4)(7)(8)
Tekni-Plex	460 E Swedesford Rd, Ste 3000, Wayne, PA 19087	Containers & Packaging	1st Lien	7.45%	S+375, 0.50% Floor	9/15/2028		91,363	90,039	86,752	0.0%
Title Resource Group	8111 Lyndon B Johnson Fwy, Suite 120, Dallas, TX 75251	Financial Services	1st Lien	9.20%	S+550, 1.00% Floor	9/27/2031		131,491	129,248	128,861	0.0%	(2)(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Tivity Health	701 Cool Springs Blvs, Franklin, TN 37067	Health Care Providers & Services	1st Lien	8.67%	S+500, 0.75% Floor	6/28/2029		111,010	110,127	110,455	0.0%	(7)(8)
TKO	9601 Wilshire Boulevard, Beverly Hills, CA 90210	Entertainment	1st Lien	6.67%	6.67% PIK	9/13/2029		55,849	55,023	55,849	0.0%	(2)(7)
Trading Technologies	1 South Wacker Drive Suite 1200, Chicago, IL 60606	Software	1st Lien	7.91%	S+425, 0.50% Floor	11/4/2032		54,054	53,979	52,157	0.0%	(4)(7)
Traffic Management Solutions	8895 N. Military Trail, Palm Beach Gardens, FL 33410	Construction & Engineering	1st Lien	8.67%	S+500, 1.00% Floor	11/26/2030		12,514	12,312	12,333	0.0%	(4)(7)
Transdigm	1301 East 9th Street, Suite 3000, Cleveland, OH	Aerospace & Defense	1st Lien	6.17%	S+250, 0.00% Floor	2/13/2033		10,000	9,988	10,016	0.0%
Transportation Insight	310 Main Avenue Way SE, Hickory, NC 28602	Ground Transportation	1st Lien	9.20%	9.20%	1/28/2029		198	196	196	0.0%	(4)(7)(10)
Transportation Insight	310 Main Avenue Way SE, Hickory, NC 28602	Ground Transportation	1st Lien	1.00%	1.00%	6/18/2027		8	—	8	0.0%	(7)(10)
Transportation Insight	310 Main Avenue Way SE, Hickory, NC 28602	Ground Transportation	1st Lien	6.50%	6.50%	1/28/2029		2,663	2,663	2,663	0.0%	(7)(10)
Transportation Insight Parent Company, LLC	310 Main Avenue Way SE, Hickory, NC, 28602	Ground Transportation	Common Equity/Partnership Interests	N/A	N/A	N/A		10 shares/units	—	—	0.6%	(7)
Transportation Insight Parent Company, LLC	310 Main Avenue Way SE, Hickory, NC, 28602	Ground Transportation	Preferred Equity	N/A	N/A	N/A		13 shares/units	2,389	2,389	0.6%	(7)
Tranzonic	26301 Curtiss Wright Parkway, Cleveland, OH 44143	Household Products	1st Lien	10.02%	S+635, 0.75% Floor	8/14/2028		95,760	94,455	93,839	0.0%	(4)(7)(8)
Tranzonic	26301 Curtiss Wright Parkway, Cleveland, OH 44143	Household Products	Common Equity/Partnership Interests	N/A	N/A	N/A		50 shares/units	50	73	0.2%	(7)(8)
Tranzonic	26301 Curtiss Wright Parkway, Cleveland, OH 44143	Household Products	1st Lien	10.02%	S+625, 0.75% Floor	8/14/2028		2,500	2,451	2,450	0.0%	(7)(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Trench Plate Rental Co.	2515 Galveston Rd, Houston, TX 77017	Construction & Engineering	1st Lien	9.31%	S+560, 1.00% Floor	12/4/2028		47,659	47,397	47,177	0.0%	(4)(7)(8)
Trench Plate Rental Co.	2515 Galveston Rd, Houston, TX 77017	Construction & Engineering	Common Equity/Partnership Interests	N/A	N/A	N/A		331 shares/units	50	35	0.0%	(7)(8)
TricorBraun Holdings, Inc.	6 CityPlace Drive, Suite 1000, St. Louis, Missouri, 63141	Containers & Packaging	1st Lien	6.92%	S+325, 0.50% Floor	3/3/2031		17,829	17,042	16,991	0.0%
Triumph	555 East Lancaster Avenue, Suite 400, Radnor, PA 19087	Aerospace & Defense	1st Lien	9.04%	S+250 Cash plus 2.88% PIK, 0.50% Floor	7/24/2032		201,190	199,370	199,178	0.0%	(7)
Triumph	555 East Lancaster Avenue, Suite 400, Radnor, PA 19087	Aerospace & Defense	1st Lien	8.42%	S+475, 0.50% Floor	7/24/2032		10,055	9,630	9,551	0.0%	(4)(7)
Tronox	263 Tresser Blvd, Suite 1100, Stamford, CT 06901	Chemicals	1st Lien	5.95%	S+225, 0.00% Floor	4/4/2029		7,021	6,436	5,727	0.0%	(2)
True Potential	Gateway West, Newburn Riverside, Newcastle	Capital Markets	1st Lien	8.75%	SONIA+500, 0.00% Floor	3/21/2030	£	61,000	77,838	80,740	0.0%	(2)(7)(8)(11)
Trugreen	1790 Kirby Parkway, Suite 300, Memphis, TN 38138	Commercial Services & Supplies	1st Lien	7.77%	S+410, 0.75% Floor	11/2/2027		35,525	34,880	33,926	0.0%
Truist	214 N Tryon St, STE 3, Charlotte, NC 28202	Insurance	1st Lien	6.92%	S+325, 0.00% Floor	5/6/2029		12,063	11,710	11,566	0.0%	(4)(7)
Truist	214 N Tryon St, STE 3, Charlotte, NC 28202	Insurance	1st Lien	6.45%	S+275, 0.00% Floor	5/6/2031		32,649	32,580	32,272	0.0%
Truvant	3800 Arco Corporate Dr, Charlotte, NC 28273	Containers & Packaging	1st Lien	8.70%	S+500, 1.00% Floor	8/20/2029		25,403	25,130	25,057	0.0%	(4)(7)(8)
Uniguest	2926 Kraft Drive, Nashville, TN 37204	Software	1st Lien	8.67%	S+500, 1.00% Floor	11/27/2030		48,043	47,289	45,051	0.0%	(4)(7)
United Flow Technologies	8000 Jetstar Dr., Suite 150, Irving, TX 75063	Machinery	1st Lien	8.20%	S+450, 0.50% Floor	12/6/2032		3,516	3,295	3,175	0.0%	(4)(7)
United Flow Technologies	8000 Jetstar Dr., Suite 150, Irving, TX 75063	Machinery	1st Lien	5.95%	S+225 Cash plus 2.75% PIK, 0.50% PIK	12/6/2032		68,328	67,674	67,645	0.0%	(7)
United Site Services	118 Flanders Road, Westborough, MA 01581	Commercial Services & Supplies	1st Lien	11.92%	S+825, 0.50% Floor	4/30/2030		8,380	8,165	9,109	0.0%	(8)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
United Site Services	118 Flanders Road, Westborough, MA 01581	Commercial Services & Supplies	2nd Lien	4.75%	4.75%	12/15/2028		34,835	33,537	5,400	0.0%	(8)(10)
United Site Services	118 Flanders Road, Westborough, MA 01581	Commercial Services & Supplies	1st Lien	11.17%	11.17%	3/3/2033		5,704	5,542	5,551	0.0%	(8)(10)
Uniti Group Inc.	2101 Riverfront Drive, Suite A, Little Rock, AR 72202	Diversified Telecommunication Services	1st Lien	7.50%	7.50%	10/15/2033		9,266	9,287	9,670	0.0%	(2)
Uniti Group Inc.	2101 Riverfront Drive, Suite A, Little Rock, AR 72202	Diversified Telecommunication Services	1st Lien	7.67%	S+400, 0.00% Floor	10/6/2032		84,788	84,030	85,053	0.0%	(2)
US Fertility	9600 Blackwell Road, 5th Floor, Rockville, MD 20850	Health Care Providers & Services	1st Lien	7.17%	S+350, 0.00% Floor	12/30/2032		16,066	15,975	16,060	0.0%	(4)(8)
US LBM	2077 Convention Center Concourse, Suite 125, Atlanta, GA 30337	Building Products	1st Lien	8.67%	S+500, 0.75% Floor	6/6/2031		13,930	13,425	11,838	0.0%
US RADIOLOGY SPECIALISTS	4200 Six Forks Road, Suite 1000, Raleigh, NC 27609	Health Care Providers & Services	1st Lien	6.70%	S+300, 0.00% Floor	12/17/2032		10,973	10,945	11,015	0.0%	(2)
USA DeBusk	1005 W 8th St, Deer Park, TX 77536	Commercial Services & Supplies	1st Lien	8.94%	S+525, 0.75% Floor	4/30/2031		18,944	18,721	18,726	0.0%	(4)(7)(8)
USA DeBusk	1005 W 8th St, Deer Park, TX 77536	Commercial Services & Supplies	1st Lien	8.95%	S+525, 0.75% Floor	4/30/2030		2,011	1,986	1,985	0.0%	(4)(7)(8)
Valor	N/A	Technology Hardware, Storage & Peripherals	1st Lien	10.00%	10.00%	11/20/2030		236,992	235,000	251,377	0.0%	(7)
Valor	N/A	Technology Hardware, Storage & Peripherals	Common Equity/Partnership Interests	N/A	N/A	N/A		55,587,873 shares/units	55,587	56,144	2.9%	(7)
Valor	N/A	Technology Hardware, Storage & Peripherals	1st Lien	7.38%	7.38%	2/18/2031		304,395	301,420	313,831	0.0%	(7)
Vantage Specialty Chemicals	1751 Lake Cook Rd, Suite 550, Deerfield, IL 60015	Chemicals	1st Lien	10.45%	S+675 Cash plus 2.75% PIK, 1.00% Floor	8/29/2029		56,274	55,057	51,210	0.0%	(7)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Vantage Specialty Chemicals	1751 Lake Cook Rd, Suite 550, Deerfield, IL 60015	Chemicals	1st Lien	9.91%	S+625, 1.00% Floor	2/28/2029		965	864	530	0.0%	(4)(7)
Vantive	One Vanderbilt Ave, New York, NY 10018	Health Care Equipment & Supplies	1st Lien	8.45%	S+475, 0.75% Floor	1/30/2032		121,833	119,978	119,277	0.0%	(4)(7)(8)
Vantive	One Vanderbilt Ave, New York, NY 10019	Health Care Equipment & Supplies	1st Lien	7.00%	C+475, 0.75% Floor	1/30/2032	C$	20,997	14,282	14,943	0.0%	(7)(8)(11)
Vantive	One Vanderbilt Ave, New York, NY 10020	Health Care Equipment & Supplies	1st Lien	5.75%	T+500, 0.75% Floor	1/30/2032	¥	2,244,960	14,469	13,969	0.0%	(7)(8)(11)
Vantor Holdings Inc	1300 W 120th Ave, Westminster, Colorado 80234	Aerospace & Defense	1st Lien	8.12%	S+450, 0.00% Floor	3/3/2033		25,468	25,101	25,015	0.0%
Varsity Brands	4849 Alpha Rd., Dallas, Texas 75244	Specialty Retail	1st Lien	6.45%	S+275, 0.00% Floor	8/26/2031		60,594	60,362	60,415	0.0%	(8)
Vensure	1475 S Price Rd, Chandler, AZ 85286	IT Services	1st Lien	8.67%	S+500, 0.50% Floor	9/27/2031		161,476	160,240	156,631	0.0%	(7)(8)
Venture Global	1001 19th Street North, Suite 1500, Arlington, VA 22209	Oil, Gas & Consumable Fuels	1st Lien	7.17%	S+350, 0.00% Floor	7/28/2028		27,750	27,116	27,056	0.0%	(2)(7)
VEPF VII	401 Congress Avenue, Suite 3100 Austin, TX 78701	Financial Services	1st Lien	8.17%	S+450, 0.00% Floor	2/28/2028		19,340	19,300	19,340	0.0%	(2)(7)
Verscend	10701 S River Front Pkwy, Unit 200, South Jordan, UT 84095	Software	1st Lien	6.42%	S+275, 0.00% Floor	5/1/2031		51,004	49,653	47,115	0.0%
Verscend	10701 S River Front Pkwy, Unit 200, South Jordan, UT 84095	Software	1st Lien	6.42%	S+275, 0.00% Floor	3/26/2032		40,953	40,471	37,799	0.0%
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London, SE1 8ST, United Kingdom	IT Services	1st Lien	9.48%	E+575, 0.00% Floor	7/11/2029	€	—	—	(159)	0.0%	(2)(4)(7)(8)(11)(12)
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London, SE1 8ST, United Kingdom	IT Services	1st Lien	8.38%	SONIA+465, 0.00% Floor	7/11/2029	£	8,807	10,338	10,973	0.0%	(2)(4)(7)(8)(11)(12)
Version 1	Waterloo Court, Suites 6 & 7, First Floor, 10 Theed St, London, SE1 8ST, United Kingdom	IT Services	1st Lien	6.78%	E+465, 0.00% Floor	7/11/2029	€	4,029	3,998	4,541	0.0%	(2)(7)(8)(11)(12)

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
VikingCloud	111 North Wabash Ave. Suite 100 #3230, Chicago, IL 60602,	IT Services	1st Lien	8.70%	S+500, 0.75% Floor	8/6/2030		23,369	23,082	23,060	0.0%	(4)(7)
Village Pet Care	1090 Center Drive, Park City, UT 84098	Diversified Consumer Services	1st Lien	10.17%	S+650, 1.00% Floor	9/22/2029		2,038	1,993	1,913	0.0%	(4)(7)(8)
VIP	402 Water Tower Circle, Colchester, VT 05446	Software	1st Lien	8.45%	S+475, 0.50% Floor	1/30/2032		66,327	65,564	62,718	0.0%	(4)(7)
Virgin Media Inc	500 Brook Drive, Green Park, Reading, Berkshire, RG2 6UU, United Kingdom	Diversified Telecommunication Services	1st Lien	4.75%	4.75%	7/15/2031		8	7	7	0.0%	(2)
Virgin Media Inc	500 Brook Drive, Green Park, Reading, Berkshire, RG2 6UU, United Kingdom	Diversified Telecommunication Services	1st Lien	6.75%	6.75%	1/15/2033		48	46	43	0.0%	(2)
Vita Global	30 Charing Cross Road, London, WC2H 0DE, United Kingdom	Chemicals	1st Lien	8.00%	8.00%	6/8/2029	£	19,694	26,614	13,555	0.0%	(2)(7)(10)(11)(12)
Volunteer Materials	750 State Hwy 99, Lewisburg, TN 37091	Construction Materials	1st Lien	10.18%	S+650, 1.00% Floor	9/1/2029		5,591	5,491	5,374	0.0%	(4)(7)(8)
VSE Corporation	3361 Enterprise Way, Miramar, FL 33025	Aerospace & Defense	1st Lien	5.67%	S+200, 0.00% Floor	3/17/2033		12,000	11,970	12,003	0.0%	(2)
Walter’s Wedding	421 E Oak St, Denton, TX 76201	Hotels, Restaurants & Leisure	1st Lien	8.70%	S+500, 1.00% Floor	8/2/2030		29,112	28,676	27,679	0.0%	(4)(7)(8)
Waystone	35 Shelbourne Road, Ballsbridge, Dublin, Ireland	Professional Services	1st Lien	8.88%	S+525, 0.00% Floor	3/19/2032		70,821	69,422	69,073	0.0%	(2)(4)(7)(12)
Waystone	35 Shelbourne Road, Ballsbridge, Dublin, Ireland	Professional Services	1st Lien	7.39%	E+525, 0.00% Floor	3/19/2032	€	74,316	80,209	84,375	0.0%	(2)(7)(11)(12)
Wealth Enhancement Group	505 Highway 169 North, Suite 900, Plymouth, MN 55441	Financial Services	1st Lien	5.50%	S+450, 1.00% Floor	10/2/2028		—	—	(250)	0.0%	(4)(7)
Weber-Stephen Products	1415 S Roselle Road, Palatine, IL 60067	Household Durables	1st Lien	7.41%	S+375, 0.00% Floor	10/1/2032		31,500	31,277	30,878	0.0%
WhiteWater DBR	100 Congress Ave, Suite 2200, Austin, TX 78701	Energy Equipment & Services	1st Lien	6.00%	S+225, 0.00% Floor	3/3/2031		9,172	9,195	9,208	0.0%
WHP Global	530 5th Ave, 12th Floor, New York, NY 10036	Financial Services	1st Lien	8.16%	S+450, 0.50% Floor	2/20/2032		71,895	71,394	72,036	0.0%

Name of Portfolio Company	Company Address	Nature of its Principal Business	Title of Securities Held by ADS	Interest Rate	Reference Rate and Spread (3)	Maturity Date	CCY	Par/Shares/ Units	Cost (5)	Fair Value	Percentage of Class Held (1)	Footnotes
Zafin	401 W. Georgia St., Suite 1701, Vancouver, British Columbia, Canada	Software	1st Lien	8.45%	S+475, 0.75% Floor	2/14/2031		12,500	12,307	12,280	0.0%	(2)(4)(7)(8)
Zendesk	989 Market St, San Francisco, CA 94103	Software	1st Lien	8.71%	S+500, 0.75% Floor	11/22/2028		159,609	157,962	150,958	0.0%	(4)(7)(8)
Zeus	134 Chubb Way, Branchburg, NJ 08876	Health Care Equipment & Supplies	1st Lien	9.20%	S+600 Cash plus 3.00% PIK, 0.75% Floor	2/28/2031		53,910	53,315	47,575	0.0%	(7)(8)
Zeus	134 Chubb Way, Branchburg, NJ 08876	Health Care Equipment & Supplies	1st Lien	9.17%	S+550, 0.75% Floor	2/28/2031		4,984	4,942	4,398	0.0%	(7)(8)
Zeus	134 Chubb Way, Branchburg, NJ 08876	Health Care Equipment & Supplies	1st Lien	9.21%	S+550, 0.75% Floor	2/28/2030		1,005	930	120	0.0%	(4)(7)(8)
Ziggo	Boven Vredenburgpassage 128, 3511 WR, Utrecht, Netherlands	Media	1st Lien	7.03%	S+325, 0.00% Floor	1/15/2033		15,000	14,714	14,644	0.0%	(2)

(1)

This information is based on data made available to us as of March 31, 2026. We have no independent ability to verify this information. Some, if not all, portfolio companies are subject to voting agreements with varied voting rights.

(2)

Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of March 31, 2026, non-qualifying assets represented approximately 27.61% of the total assets of the Company.

(3)

Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “S”) or an alternate base rate (which can include but is not limited to the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors. As of March 31, 2026, SOFR was 3.68%, 1 month SOFR was 3.66%, 3 months SOFR was 3.68%, 6 months SOFR was 3.70%, 12 months SOFR was 3.73%, SONIA was 3.73%, 3 months KORIBOR (“K”) was 2.84%, 3 months EURIBOR (“E”) was 2.08%, 6 months EURIBOR was 2.48%, Swiss Average Rate Overnight (“SARON”) was (0.07)%, 6 months Stockholm Interbank Offered Rate (“STIBOR”) was 2.43%, Prime Rate (“P”) was 6.75%, 3 month Australia Bank Bill Swap Rate (“BBSW”) was 4.26%, 6 month Australia Bank Bill Swap Rate (“BBSW”) was 4.78%, 1 month Canadian Overnight Repo Rate Average (“CORRA” or “C”) was 2.27%, 3 month CORRA was 2.29%, 3 month Japan Tokyo Overnight Average Rate (“TONAR” or “T”) was 0.73%, 3 month Norwegian Overnight Weighted Average Rate (“NIBOR” or “NOK”) was 4.34%.

(4)

Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. The negative cost, if applicable, is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount on the loan. See Notes to the Consolidated Financial Statements: “Commitments and Contingencies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.

(5)	The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method.
(6)	Aggregate gross unrealized gain and loss for federal income tax purposes are $204,297 and $(481,992), respectively. Net unrealized loss is $(277,695) based on a total tax cost of $25,426,778.

(7)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board (see Note 2 and Note 4 to the consolidated financial statements), pursuant to the Company’s valuation policy.

(8)

These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so (see Note 3 to the consolidated financial statements for discussion of the exemptive order from the SEC).

(9)	All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted.
(10)	Position or portion thereof is listed as non-accrual status. See Note 2 “Significant Accounting Policies” in our most recent annual report on Form 10-K, as well as any of our subsequent SEC filings.
(11)

Par amount is denominated in USD unless otherwise noted, British Pound (“£”), Australian Dollar (“A$”), Canadian Dollar (“C$”), European Euro (“€”), Japanese Yen (“¥”), South Korean Won (“￦”), Swedish Krona (“Skr”), Norweigian Krone (“Nkr”) and Swiss Franc (“ ”). Par amount represents funded commitments.

(12)

All or a portion of these debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.

FINANCIAL STATEMENTS

The information in “Consolidated Financial Statements and Supplementary Data” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2025 and “Consolidated Financial Statements” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 is incorporated herein by reference. The financial data should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT

The information contained under the captions “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2025 and “Proposal 1: Election of Trustees” in the Company’s Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders filed with the SEC on April 30, 2026 are incorporated herein by reference.

PORTFOLIO MANAGEMENT

Apollo Credit Management, LLC serves as our investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board of Trustees, the Adviser will manage the day-to-day operations of, and provide investment advisory and management services to, us.

Investment Committee

The following investment professionals (the “Portfolio Managers”) will have primary responsibility for the day-to-day implementation and management of our investment portfolio:

Robert Givone. Mr. Givone is a Partner, Head of Portfolio Strategies and Co-Chief Credit Officer at Apollo. Before joining Apollo in 2015, Mr. Givone was Senior Research Analyst within the Distressed Credit Opportunity Group at Davidson Kempner. Prior to that, Mr. Givone was Vice President at Brencourt Advisors and Investment Banking Analyst at Lehman Brothers. A former professional tennis player, Mr. Givone holds a BA in economics from Columbia University.

James Vanek. Mr. Vanek is a Partner and Co-Head of Apollo’s Corporate Credit business. Mr. Vanek joined the Firm in 2008, and before that he was Associate Director, Loan Sales & Trading in the Leveraged Finance group at Bear Stearns. Mr. Vanek graduated from Duke University with a BS in economics and a BA in computer science and received his MBA from Columbia Business School.

In implementing our investment strategy, the Portfolio Managers will have access to the experience and expertise of Mr. John Zito, Mr. Patrick Ryan and Mr. Hunt. Messrs. Zito, Ryan and Hunt are senior executives in the Apollo organization and are primarily responsible for the development and growth of the organization’s credit business. Messrs. Zito, Ryan and Hunt continue to oversee the credit business for various Apollo-sponsored entities and are active in other business operations, but will not have primary responsibility for the Company’s day-to-day investment activities. Biographies of Mr. Zito, Mr. Ryan and Hunt are included below.

John Zito. Mr. Zito is Co-President of Apollo Asset Management, where he co-leads all investing activity and oversees the day-to-day management of the Firm’s asset management business. Mr. Zito also serves as Head of Credit, Chairman of Atlas SP, and is a member of Apollo’s Leadership Team. Since joining Apollo in 2012, Mr. Zito has helped scale the firm’s credit platform into the largest private credit franchise globally. He has played a central role in expanding Apollo’s reach into new markets and strategies, navigating periods of market dislocation, deploying significant capital at scale, and reinforcing Apollo’s leadership in innovative, long-term financing for blue-chip companies around the world. Previously, Mr. Zito served as a Managing Director and Portfolio Manager at Brencourt Advisors and spent five years as a Portfolio Manager at Veritas Fund Group. Outside Apollo, he serves on the Robin Hood Leadership Council. He is a CFA charter holder and graduated cum laude from Amherst College with an AB in economics.

Patrick Ryan. Mr. Ryan is a Partner, Head of Investment Risk Management at Apollo and Co-Chief Credit Officer at Apollo Asset Management (“AAM”), where he is responsible for investment decisions, underwriting processes, and remedial management across Apollo and its Origination Platform companies. Mr. Ryan sits on all of Apollo’s Investment Committees and is Chair of its Large Investment Risk Committee which considers the firm’s largest, more complex transactions. Mr. Ryan is a member of AAM’s Management Committee, as well as Apollo’s and AAM’s Global Risk Committees. Before joining Apollo in 2015, Mr. Ryan was Chief Risk Officer of Citibank, N.A., served as Citigroup’s Institutional Client Group’s Chief Credit Officer and was formerly Chief Risk Officer of Citi’s Europe, Middle East & Africa region. Mr. Ryan graduated with a BA in History from Wesleyan University and received his MBA from Columbia University. He is a member of Wesleyan University’s Athletic Advisory Council and is a Co-founder and Board Member of Staten Island ACHIEVE Dollars for Scholars.

Earl Hunt. Mr. Hunt is a Partner and the Chairman and Chief Executive Officer of the Company, Apollo Origination II (Levered) Capital Trust, and Apollo Origination II (UL) Capital Trust. Mr. Hunt also serves as Chairman and President of Apollo Diversified Credit Fund. Prior to joining in 2021, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs where he was responsible for strategic client coverage. He also served as a member of the Goldman Sachs Partnership Committee and Global Markets Operating Committee. Previously, Mr. Hunt was Co-Head of US Distressed & Par Loan sales at Goldman Sachs. Before that, Mr. Hunt worked at Citi as a Director in Leveraged Finance sales. Mr. Hunt earned a BA in Economics from Brown University and is a member of the Brown University Board of Trustees.

The table below shows the dollar range of common shares owned by the Portfolio Managers as of December 31, 2025:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Robert Givone	$100,001 – $500,000
James Vanek	$100,001 – $500,000
John Zito	—
Patrick Ryan	—
Earl Hunt	Over $1,000,000

(1)	Dollar ranges are as follows: $0, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

Other Accounts Managed

Other Accounts Managed by Portfolio Managers

The Portfolio Managers primarily responsible for the day-to-day management of the Company also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2025: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Robert Givone

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	—	$—	—	$—
Other pooled investment vehicles	3	$8,059	3	$4,899
Other accounts	—	$—	—	$—

James Vanek

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	3	$4,606	—	$—
Other pooled investment vehicles	6	$19,418	5	$13,588
Other accounts	11	$6,810	11	$3,649

John Zito

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	1	$27,648	—	$—
Other pooled investment vehicles	23	$31,082	21	$18,206
Other accounts	1	$132	—	$—

Patrick Ryan

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	—	$—	—	$—
Other pooled investment vehicles	—	$—	—	$—
Other accounts	—	$—	—	$—

Earl Hunt

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee (in millions)
Registered investment companies	3	$4,606	—	$—
Other pooled investment vehicles	—	$—	—	$—
Other accounts	—	$—	—	$—

Compensation

The Adviser’s financial arrangements with the Portfolio Managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include base compensation and discretionary compensation.

Base Compensation. Generally, Portfolio Managers receive an annual salary that is consistent with the market rate of annual salaries paid to similarly situated investment professionals.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Adviser and its clients.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of the independent trustees and, in some cases, the prior approval of the SEC. The Company, the Adviser and certain affiliates received an exemptive order from the SEC, that permits us, among other things, to co-invest with other funds and accounts managed by the Adviser or its affiliates, subject to certain conditions.

In addition, we and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. A copy of the code of ethics is available on the SEC’s website at www.sec.gov. Copies of the code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of May 31, 2026, information with respect to the beneficial ownership of our common shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding common shares;

•	each of our trustees and each executive officer; and

•	all of our trustees and executive officers as a group.

Percentage of beneficial ownership is based on 611,931,580 shares outstanding as of May 31, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no common shares subject to options that are currently exercisable or exercisable within 60 days of the offering.

	Shares Beneficially Owned
	Number	Percentage
Interested Trustees
Earl Hunt	64,656		*
Independent Trustees(1)
Meredith Coffey	4,469		*
Christine Gallagher	2,726		*
Michael Porter	600		*
Carl J. Rickertsen	4,000		*
Sheryl Schwartz	—	—
Executive Officers Who Are Not Trustees(1)
Eric Rosenberg	1,121		*
Ryan Del Giudice	—	—
Kristin Hester	880		*
Adam Eling	2,807		*
Bryan Johnston	—	—
All officers and Trustees as a group (11 persons)	81,259		*

*	Represents less than 1%
(1)	The address for all of the Company’s officers and trustees is c/o Apollo Credit Management, LLC, 9 West 57th Street, New York, NY 10019.

The following table sets forth the dollar range of our equity securities as of December 31, 2025.

Name of Trustee	Dollar Range of Equity Securities in the Company(1)(2)	Aggregate Dollar Range of Equity Securities Held in All Funds Overseen or to be Overseen by Directors or Nominees in the Fund Complex(1)(2) (1)(2)
Interested Trustees
Earl Hunt	Over $100,000	Over $100,000
Independent Trustees(1)
Meredith Coffey	Over $100,000	Over $100,000
Christine Gallagher	$50,001 - $100,000	$50,001 - $100,000
Michael Porter	$10,001 - $50,000	$10,001 - $50,000
Carl J. Rickertsen	$50,001 - $100,000	$50,001 - $100,000
Sheryl Schwartz	—	—

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.
(3)

“Fund Complex” comprises registered investment companies for which the Adviser or an affiliate of the Adviser serves as investment adviser. The Fund Complex is currently comprised of: the Company, Apollo Diversified Credit Fund, Apollo Diversified Real Estate Fund, Apollo Origination II (Levered) Capital Trust, Apollo Origination II (UL) Capital Trust, Apollo S3 Private Markets Fund, MidCap Apollo Institutional Private Lending and MidCap Financial Investment Corporation.

DESCRIPTION OF OUR SHARES

The following description is based on relevant portions of Delaware law and on our declaration of trust, as amended (the “Declaration of Trust”), and our bylaws, as amended (the “Bylaws”). This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and our Bylaws for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize an unlimited number of common shares of any class, par value $0.01 per share, of which 611,931,580 shares were outstanding as of May 31, 2026, and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board of Trustees may classify or reclassify any unissued common shares into one or more classes or series of common shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our common shares, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. No shares have been authorized for issuance under any equity compensation plans. Under the terms of the Company’s Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Company’s Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of common shares or in our Declaration of Trust, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Company for its Account	Amount Outstanding as of May 31, 2026
Class S	Unlimited	—	121,325,323
Class D	Unlimited	—	1,717,781
Class I	Unlimited	—	488,888,476

Common Shares

Under the terms of the Company’s Declaration of Trust, all common shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our common shares if, as and when authorized by our Board of Trustees and declared by us out of funds legally available therefore. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our common shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire common shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board of Trustees. In the event of our liquidation, dissolution or winding up, each share of our common shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time.

Subject to the rights of holders of any other class or series of shares, each share of our common shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our common shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested election” (as defined in our Bylaws), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees.

Class S Shares

No upfront selling commissions are paid for sales of any Class S shares, however, if you purchase Class S shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 3.5% cap on NAV for Class S shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D Shares

No upfront selling commissions are paid for sales of any Class D shares, however, if you purchase Class D shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 1.5% cap on NAV for Class D shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only:

(1)	through fee-based programs, also known as wrap accounts, that provide access to Class D shares,

(2)	through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares,
(3)	through transaction/brokerage platforms at participating brokers,
(4)	through certain registered investment advisers,
(5)	through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or
(6)	by other categories of investors that we name in an amendment or supplement to this prospectus

Class I Shares

No upfront selling commissions or shareholder servicing and/or distribution fees are paid for sales of any Class I shares and financial intermediaries will not charge you transaction or other such fees on Class I shares.

Class I shares are generally available for purchase in this offering only:

(1)	through fee-based programs, also known as wrap accounts, that provide access to Class I shares,
(2)	by endowments, foundations, pension funds and other institutional investors,
(3)	through participating intermediaries that have alternative fee arrangements with their clients to provide access to Class I shares,
(4)	through certain registered investment advisers,
(5)

by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Apollo or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or

(6)	by other categories of investors that we name in an amendment or supplement to this prospectus.

In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.

Other Terms of Common Shares

We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our common shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our independent trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Company’s Declaration of Trust provides that our trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by our Declaration of Trust or the 1940 Act. The Company’s Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, in our Declaration of Trust. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a trustee (other than an independent trustee), the Sponsor (as defined in the Declaration of Trust), officer, employee, controlling person or agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Company and not from the shareholders.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on December 4, 2020, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; our Board of Trustees may, without shareholder action, amend our Declaration of Trust to increase the number of our common shares, of any class or series, that we will have authority to issue; and our Declaration of Trust provides that, while we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Sales and Leases to the Company

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except as otherwise permitted under the 1940 Act, we may not purchase or lease assets in which the Adviser or any of its affiliates have an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Adviser may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Adviser apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.

Sales and Leases to the Adviser, Trustees or Affiliates

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to the Adviser or any of its affiliates unless such sale is approved by the holders of a majority of our outstanding common shares. Our Declaration of Trust also provides that we may not lease assets to the Adviser or any Trustee or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.

Loans

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to the Adviser or any of its affiliates in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

Lending Practices

Our Declaration of Trust provides that, with respect to financing made available to us by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser may not impose a prepayment charge or penalty in connection with such financing and the Adviser may not receive points or other financing charges. In addition, the Adviser will be prohibited from providing financing to us with a term in excess of 12 months.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of trustees will be set by our Board of Trustees in accordance with the Bylaws. The Bylaws provide that a majority of our entire Board of Trustees may at any time increase or decrease the number of trustees. Our Declaration of Trust provides that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent trustees will nominate replacements for any vacancies among the independent trustees’ positions.

Our Declaration of Trust provides that a trustee may be removed only for cause and only by a majority of the remaining trustees (or in the case of the removal of a trustee that is not an interested person, a majority of the remaining trustees that are not interested persons) or upon a vote by the holders of more than 50% of our outstanding common shares entitled to vote with or without cause.

We have a total of five members of our Board of Trustees, four of whom are independent trustees. Our Declaration of Trust provides that a majority of our Board of Trustees must be independent trustees except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of his or her successor. Each trustee will hold office until his or her successor is duly elected and qualified. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each.

Action by Shareholders

The Bylaws provide that shareholder action can be taken at an annual meeting or a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. The Company will hold annual meetings. Special meetings may be called by the trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our organizational documents provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by our secretary upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. The secretary shall provide all shareholders, within ten days after receipt of said request, written notice either in person or by mail of the date, time and location of such requested special meeting and the purpose of the meeting. Any special meeting called by such shareholders is required to be held not less than fifteen nor more than 60 days after notice is provided to shareholders of the special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

Our Declaration of Trust also provides that, subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations or other provisions of the Declaration of Trust, the following actions may be taken by the shareholders, without concurrence by our Board of Trustees or the Adviser, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

•	modify the Declaration of Trust;

•	remove the Adviser or appoint a new investment adviser;

•	dissolve the Company; or

•	sell all or substantially all of our assets other than in the ordinary course of business.

The purpose of requiring shareholders to give us advance notice of nominations and other business, as set forth in the Bylaws, is to afford our Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board of Trustees any power to disapprove shareholder nominations for the election of trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

The Adviser or the Board of Trustees may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

•	amend the Declaration of Trust except for amendments that would not adversely affect the rights of our shareholders;

•

except as otherwise permitted under the Investment Advisory Agreement, voluntarily withdraw as our investment adviser unless such withdrawal would not affect our tax status and would not materially adversely affect our shareholders;

•	appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Investment Advisory Agreement and applicable law);

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause the merger or similar reorganization of the Company.

Amendment of the Declaration of Trust and Bylaws

The Company’s Declaration of Trust provides that our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new bylaws, but any amendments to revise the Bylaws that would adversely affect the voting rights of shareholders need to be approved by a majority vote of the Company’s shareholders. Except as described above and for certain provisions of our Declaration of Trust relating to shareholder voting and the removal of trustees, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our shareholders, provided, however, that if any amendment or new addition to our Declaration of Trust adversely affects the rights of the Company’s shareholders, such amendment or addition must be approved by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter.

Actions by the Board of Trustees Related to Merger, Conversion, Reorganization or Dissolution

The Board of Trustees may, without the approval of holders of our outstanding shares, approve a merger, conversion, consolidation or other reorganization of the Company, provided that the resulting entity is a business development company under the 1940 Act. The Company will not permit the Adviser or the Board of Trustees to cause any other form of merger or other reorganization of the Company without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter. The Company may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the trustees.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with us and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us, who is qualified to perform such work. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to the shareholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

○	remaining as shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

○	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in the Declaration of Trust, including rights with respect to the election and removal of Trustees, annual and special meetings, amendments to the Declaration of Trust and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of common shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which shareholders’ rights to access to records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the Declaration of Trust;

•	in which we would bear any of the costs of the roll-up transaction if the shareholders reject the roll-up transaction; or

•

unless the organizational documents of the entity that would survive the roll-up transaction provide that neither its adviser nor its intermediary-manager may vote or consent on matters submitted to its shareholders regarding the removal of its adviser or any transaction between it and its adviser or any of its affiliates.

Access to Records

Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of common shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.

Reports to Shareholders

Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Adviser. These reports will also be available on our website at www.apollo.com/ads-bdc and on the SEC’s website at www.sec.gov.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Conflict with the 1940 Act

Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Shareholders can elect to “opt out” of the Company’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan and must affirmatively opt in to participate in the plan). Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Minnesota, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Tennessee, Texas, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional common shares.

If any shareholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or SS&C GIDS, Inc. (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin immediately after acceptance of a participant’s subscription, enrollment or authorization. Shares will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.

If a shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its common shares in full, any common shares issued to the participant under the distribution reinvestment plan subsequent to the expiration of the tender offer will be considered part of the participant’s prior tender, and participant’s participation in the distribution reinvestment plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.

If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or Intermediary Manager fees charged to you if you participate in the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.

The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. Common shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the common shares offered pursuant to this prospectus.

See our distribution reinvestment plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for more information.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is 100 Summer Street, Floor 5, Boston, Massachusetts 02110. SS&C GIDS, Inc. acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 1055 Broadway Boulevard, Kansas City, MO 64105.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board of Trustees, if any, the Adviser will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters in connection with the Exchange Notes have been passed upon for the Company by Richards, Layton & Finger, P.A., Wilmington, Delaware, as special counsel to the Company. Simpson Thacher & Bartlett LLP, Washington, DC, acts as counsel to the Company.

EXPERTS

The consolidated financial statements of Apollo Debt Solutions BDC and subsidiaries as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, incorporated by reference in this registration statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, NY 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the period ended March 31, 2026 which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.apollo.com/ads-bdc. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5, our trustees and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus (except for SEC filings expressly incorporated herein).

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 11, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on May 11, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March  11, 2026, from our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders filed with the SEC on April  30, 2026; and

•

our Current Reports on Form 8-K (other than any information furnished rather than filed) filed with the SEC on January  15, 2026, January  23, 2026, January  23, 2026, February  11, 2026, February  23, 2026, March  11, 2026, March  13, 2026, March  23, 2026, April  23, 2026, May  7, 2026 and May 19, 2026.

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website at www.apollo.com, or by writing or telephoning us at the following address:

Apollo Debt Solutions BDC

9 West 57th Street

New York, NY 10019

(212) 515-3200